Rio Narcea Gold Mines, Ltd.

Consolidated Financial Statements

For the Three Years ended

December 31, 2003

Rio Narcea

Head Office

Avda. del Llaniello, 13-Bajo

33860 Salas, Asturias, Spain

T (34) 98 583 1500

F (34) 98 583 2159

Investor Relations

1880 Queen Street East

P.O. BOX 807

Toronto, ON M4L 1H2

T (416) 686 0386

F (416) 686 6326

E gold@rionarcea.com

WWW.RIONARCEA.COM

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE YEARS ENDED DECEMBER 31, 2003

(All dollar amounts in U.S. currency unless otherwise stated)

Management's Responsibility for Financial Information

The accompanying consolidated financial statements and all other financial information included in this report have been prepared by management in accordance with Canadian generally accepted accounting principles. Financial statements are not precise since they include certain amounts based on estimates and judgments. When alternative methods exist, management has chosen those it deems most appropriate in the circumstances to ensure that the consolidated financial statements are presented fairly, in all material respects, in accordance with generally accepted accounting principles. The financial information presented throughout the annual report is consistent with that in the audited consolidated financial statements.

Rio Narcea maintains adequate systems of internal accounting and administrative controls, consistent with reasonable cost. Such systems are designed to provide reasonable assurance that the Company’s assets are appropriately accounted for and adequately safeguarded, and that financial information is relevant and reliable.

The Board of Directors, through its Audit Committee, is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the audited consolidated financial statements and the accompanying management’s discussion and analysis.

The Audit Committee, composed of three non-management, independent directors, meets periodically with management and the independent auditors to review internal accounting controls, auditing matters and financial reporting issues, and to satisfy itself that each party is properly discharging its responsibilities. The Audit Committee also reviews the consolidated financial statements, the management’s discussion and analysis, the independent auditors’ report and examines and approves the fees and expenses for audit services, and considers and recommends to shareholders, the engagement or reappointment of the external auditors. The Audit Committee reports its finding to the Board for its consideration when approving the consolidated financial statements for issuance to the shareholders.

The consolidated financial statements have been audited, on behalf of the shareholders, by the Company's independent auditors, Ernst & Young LLP, in accordance with Canadian and United States generally accepted auditing standards. Ernst & Young LLP have full and free access to the Audit Committee.

Alberto Lavandeira

Omar Gómez

President and Chief Executive Officer

Chief Financial Officer

March 31, 2004

Auditors’ Report

To the Shareholders of

Rio Narcea Gold Mines, Ltd.

We have audited the consolidated balance sheets of Rio Narcea Gold Mines, Ltd. as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Toronto, Canada

March 31, 2004

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED BALANCE SHEETS

(Stated in U.S. dollars)

As at December 31

2003

2002

$

$

ASSETS

Current

Cash and cash equivalents

32,861,600

7,736,500

Restricted cash (note 3)

1,305,200

287,900

Inventories (note 4)

4,667,000

2,315,800

Stockpiled ore

4,939,300

6,290,300

Accounts receivable

Government grants (note 5)

34,700

581,700

VAT and other taxes (note 13)

6,232,100

2,571,100

Trade receivables

3,261,200

2,562,300

Other current assets (note 8)

3,505,100

2,413,800

Total current assets

56,806,200

24,759,400

Mineral properties, net (note 6)

76,093,700

27,712,700

Deferred stripping costs, net (note 7)

15,988,000

27,804,700

Other assets (note 8)

13,117,400

5,963,700

162,005,300

86,240,500

LIABILITIES AND SHAREHOLDERS' EQUITY

Current

Short-term bank indebtedness and accrued interest (note 9)

2,690,700

151,400

Accounts payable and accrued liabilities (note 6)

19,172,200

11,489,900

Current portion of long-term debt (note 9)

5,241,000

4,049,200

Total current liabilities

27,103,900

15,690,500

Other long-term liabilities (note 10)

7,086,500

3,965,100

Long-term debt (note 9)

6,706,000

13,592,800

Total liabilities

40,896,400

33,248,400

Non-controlling interest (notes 1 and 6)

54,900

—

Shareholders' equity

Common shares (note 11)

136,040,500

84,098,400

Stock options and warrants issued to service suppliers (note 11)

4,459,800

706,800

Special warrants (note 11)

—

3,913,800

Common share purchase options (note 9)

972,900

972,900

Deficit

(25,530,500)

(29,350,200)

Cumulative foreign exchange translation adjustment

5,111,300

(7,349,600)

Total shareholders' equity

121,054,000

52,992,100

162,005,300

86,240,500

Commitments and contingencies (notes 3, 5, 6, 9 and 14)

The accompanying notes are an integral part of these consolidated financial statements.

On behalf of the Board:

John W. W. Hick

Chris I. von Christierson

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Stated in U.S. dollars)

Years ended December 31

2003

2002

2001

$

$

$

OPERATING REVENUES

Gold sales

60,818,100

55,506,300

33,921,800

Other operating revenues

—

—

34,200

60,818,100

55,506,300

33,956,000

OPERATING EXPENSES

Deferred stripping and other mining expenses

(29,007,500)

(20,566,000)

(13,946,600)

Plant expenses

(12,324,500)

(9,146,500)

(7,995,800)

Smelting, refining and transportation

(2,001,400)

(3,598,900)

(4,719,700)

Sale of by-products

1,461,100

2,638,700

2,521,200

Depreciation and amortization expenses

(9,109,100)

(9,180,500)

(5,142,400)

Exploration costs

(6,080,400)

(2,737,700)

(2,342,900)

Administrative and corporate expenses

(4,551,400)

(3,583,200)

(1,703,500)

Other income (expense)

(765,000)

(1,307,400)

(500)

(62,378,200)

(47,481,500)

(33,330,200)

Operating earnings (loss)

(1,560,100)

8,024,800

625,800

FINANCIAL REVENUES AND EXPENSES

Interest income

452,000

102,600

31,200

Foreign currency exchange gain (loss)

6,593,300

3,810,600

(1,105,500)

Interest expense and amortization of financing fees

(1,747,000)

(2,240,500)

(3,266,000)

5,298,300

1,672,700

(4,340,300)

Income (loss) before income tax

3,738,200

9,697,500

(3,714,500)

Provision for income tax (note 13)

—

—

—

Net income (loss) before non-controlling interest

3,738,200

9,697,500

(3,714,500)

Non-controlling interest

81,500

—

—

Net income (loss)

3,819,700

9,697,500

(3,714,500)

Deficit, beginning of year

(29,350,200)

(39,047,700)

(35,333,200)

Deficit, end of year

(25,530,500)

(29,350,200)

(39,047,700)

Net income (loss) per share – basic (note 11)

0.04

0.13

(0.06)

Net income (loss) per share – diluted (note 11)

0.04

0.13

(0.06)

Weighted average common shares outstanding – basic

98,747,244

72,249,367

65,018,690

Weighted average common shares outstanding – diluted

103,889,131

77,561,447

65,018,690

The accompanying notes are an integral part of these consolidated financial statements.

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in U.S. dollars)

Years ended December 31

2003

2002

2001

$

$

$

OPERATING ACTIVITIES

Net income (loss)

3,819,700

9,697,500

(3,714,500)

Add (deduct) items not requiring cash

Depreciation and amortization

9,109,100

9,180,500

5,142,400

Amortization of deferred financing fees

387,300

517,500

303,600

Amortization of EMC (note 6)

65,100

—

—

Reclamation liability accrual and Other long-term liabilities

853,000

1,176,900

225,400

Foreign exchange

(5,769,200)

(3,295,100)

1,350,200

Accretion of interest on long-term debt

176,200

282,900

295,900

Non-cash put/call program income

1,282,100

(1,131,600)

(1,171,500)

Options and shares granted

174,900

637,000

—

Loss on disposal of capital assets

—

18,200

—

Amortization of deferred stripping costs

21,975,200

17,059,500

11,239,700

Non-controlling interest

(81,500)

—

—

Deferred stripping expenditures

(6,306,100)

(12,241,300)

(14,555,600)

Purchase premium of the purchased call options

(2,028,500)

(1,090,700)

—

Pre-paid expenses

(827,600)

—

—

Changes in components of working capital

Inventories

(1,681,600)

93,100

474,500

Stockpiled ore

744,600

(1,192,900)

(1,314,000)

VAT and other taxes

(119,100)

552,000

(690,300)

Trade receivables

(698,900)

129,200

(1,361,400)

Other current assets

88,400

(500,900)

129,800

Accounts payable and accrued liabilities

(45,400)

(5,753,500)

2,728,900

Cash provided by (used in) operating activities

21,117,700

14,138,300

(916,900)

INVESTING ACTIVITIES

Expenditures on mineral properties

(38,837,200)

(5,757,500)

(6,372,200)

Acquisition of EMC (note 6)

(3,676,000)

—

—

Grant subsidies received from (reimbursed to)

  the Spanish Government

(792,600)

1,966,700

474,100

Restricted cash

(858,300)

103,500

(32,000)

Long-term deposits and restricted investments

480,300

(23,100)

(16,900)

Cash used in investing activities

(43,683,800)

(3,710,400)

(5,947,000)

FINANCING ACTIVITIES

Proceeds from issue of common shares

2,426,700

4,304,700

184,700

Financing fees on issue of common shares

—

—

(500)

Proceeds from issue of special warrants and units

50,589,700

4,548,800

—

Financing fees on issue of special warrants and units

(2,910,000)

(446,900)

—

Proceeds from bank loans and other

long-term liabilities

3,000,400

1,401,200

6,258,400

Financing fees on bank loans

(2,507,000)

(197,700)

(240,800)

Repayment of bank loans

(6,523,600)

(13,706,500)

(188,100)

Cash provided by (used in) financing activities

44,076,200

(4,096,400)

6,013,700

Foreign exchange gain (loss) on cash

held in foreign currency

3,615,000

(400,100)

493,300

Net increase (decrease) in cash during the year

25,125,100

5,931,400

(356,900)

Cash and cash equivalents, beginning of year

7,736,500

1,805,100

2,162,000

Cash and cash equivalents, end of year

32,861,600

7,736,500

1,805,100

Supplemental cash flow information

Interest paid in cash

1,237,000

1,685,900

2,648,200

Income taxes paid in cash

—

—

—

The accompanying notes are an integral part of these consolidated financial statements.

Rio Narcea Gold Mines, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(stated in U.S. dollars)

December 31, 2003 and 2002

1. NATURE OF OPERATIONS

Organization and business

Rio Narcea Gold Mines, Ltd. (the “Company”) is engaged in the exploration and development of mineral properties in Spain and Portugal through its subsidiaries, which are as follows:

Year

Country

of

of

incorporation /

incorporation

acquisition (*)

Participation

Río Narcea Gold Mines, S.A. (“RNGM, S.A.”)

Spain

1994

100%

Naraval Gold, S.L. (“Naraval”)

Spain

1999

100%

Exploraciones Mineras del Cantábrico, S.L. (“EMC”)

Spain

2003

  85%

Río Narcea Recursos, Ltd. (“RNR, Ltd.”)

Canada

2003

100%

Río Narcea Recursos, S.A. (“RNR, S.A.”)

Spain

2001

100%

Río Narcea Nickel, S.A. (“RNN, S.A.”)

Spain

2003

100%

(*) All subsidiaries except EMC were incorporated by the Company. EMC was acquired in 2003 from a third party and participation was increased to 90.7% on March 30, 2004 (refer to note 6).

The Company was incorporated under the Canada Business Corporations Act on February 22, 1994, as a numbered company and began operations on July 8, 1994, with the acquisition of RNGM, S.A.

Investment in mineral properties

The Company started construction of and development of the El Valle gold mine in the first quarter of 1997 with commissioning of the plant in February 1998. In late 2000, the Company commenced production at the Carlés open pit gold mine. In July 2002, the Company received a positive bankable feasibility for the open pit portion of its Aguablanca nickel deposit and started construction of the plant in late October 2003 (refer to note 6).

The return on investments made by the Company will depend on its ability to find and develop mineral reserves and on the success of its future operations including the following: quantity of metals produced, metal prices, operating costs, environmental costs, interest rates and discretionary expenditure levels including exploration, resource development and general and administrative costs. Since the Company operates internationally, exposure also arises from fluctuations in currency exchange rates, specifically the Euro/U.S. dollar, political risk and varying levels of taxation. While the Company seeks to manage these risks, many of these factors are beyond its control. The economic assessment of the mineral reserves by independent experts takes into account only the proven and probable reserves at El Valle and Carlés gold mines and Aguablanca nickel project.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). These principles differ in certain material respects from United States generally accepted accounting principles (“U.S. GAAP”). The differences are described in note 16.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries (refer to note 1). All significant intercompany transactions and balances have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires the Company's management to make estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Actual results may differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. The Company had cash equivalents of $25,053,700 as at December 31, 2003 (2002 – $6,533,000) with an effective interest rate of 1.8%.

Stockpiled ore

Stockpiled ore is recorded at cost. Cost is comprised of the cost of mining the ore and hauling it to the mill, and an allocation of an attributable amount of mining overheads related to mineral properties. Units included as stockpiled ore are based upon stockpile weight, expected recoveries and assays performed. Since stockpiled ore is processed within a short period of time, the inventoried costs are reported as a current asset and related cash flows as operating activities in the consolidated statements of cash flows.

The carrying value of stockpiled ore is assessed by comparing the sum of the carrying value plus future processing and selling costs to the expected revenue to be earned, which is based on the estimated volume and grade of stockpiled material. Stockpiled ore is located adjacent to the mill at the mine site. Although it is exposed to the elements, such exposure does not result in deterioration of the quality of the material. The decision to process stockpiled ore is determined based upon operating efficiency of the mine and the mill (different types of ore require different milling and refining processes). Therefore, stockpiled ore is processed when it is operationally efficient to do so and when no richer ore is available for milling. The decision to process stockpiled inventory is not particularly sensitive to gold prices since the decision is based on incremental cash inflows and outflows, and milling and refining costs, which are very small relative to selling price. The Company has never elected to not process stockpiled ore and does not anticipate departing from this practice in the future.

Materials extracted are classified as stockpiled ore if the gold content is greater than or equal to 2.0 g/t. Materials with gold content less than 2.0 g/t but greater than or equal to 0.5 g/t are stockpiled with no value assigned. Materials with gold content less than 0.5 g/t are considered waste.

Stockpiled ore at December 31, 2003 is expected to be processed within the next year.

Inventories

Mine operating supplies are recorded at the lower of average cost and replacement cost and gold in process and final products are recorded at the lower of average cost or net realizable value. The cost of gold in process and final products is comprised of costs of mining the ore and hauling it to the mill, costs of processing the ore and an attributable amount of mining and production overheads related to deferred mineral property costs. The cost of mine operating supplies represents the direct costs of acquisition. Units of mine operating supplies are determined using a perpetual inventory system; units of gold in process are based on the amount of ore introduced into production, expected recovery and assay results; and units of final product are based on weighing the final product and assay results.

Mineral properties

 (i)

Property acquisition and mine development costs

Mining properties are recorded at cost of acquisition. Property acquisition costs include direct costs for the purchase of mining rights and title to land. Property option costs and property lease rentals are expensed. Mine development costs include expenditures incurred to develop new deposits, to define further mineral reserves in existing deposits and to expand the capacity of operating mines.

Mine development costs are deferred commencing upon the completion of a bankable feasibility study, which demonstrates the existence of proven and probable reserves. Property acquisition costs and deferred mine development costs are amortized against earnings on the unit-of-production method, based on estimated recoverable amounts of metal, currently ounces of gold. Estimated recoverable amounts of metal include proven and probable reserves only.

Excluded from the amortization calculation are those mineral reserves that require additional capital costs in order to access them. The Company expenses start-up activities, including pre-production losses and organizational costs as incurred.

 (ii)

Capitalization of financing costs

Financing costs, including interest, are capitalized on the basis of expenditures incurred for the acquisition and development of projects, without restriction to specific borrowings for these projects. Financing costs are capitalized while the projects are actively being prepared for production, which occurs from the completion of a bankable feasibility study to the commencement of production. Capitalization is discontinued when the asset is ready for its intended use. During 2003, no financing costs have been capitalized (2002 – $79,800; 2001 – nil).

 (iii)

Exploration costs

Exploration costs are charged against earnings as incurred. Significant costs related to exploration property acquisitions are capitalized until the viability of the mineral property is determined. When it has been established that a mineral property has development potential (which occurs upon completion of a bankable feasibility study detailing proven and probable reserves on the mineral property), the costs incurred to develop a mine on the property and further development costs prior to the start of mining operations are capitalized.

 (iv)

Other costs

Other costs comprise patents, licenses, computer software and capital leases. These costs are recorded at the cost of acquisition and amortized over their estimated useful life as follows:

Estimated

useful life (years)

Patents, licenses and computer software

4

Capital leases

4–10

These costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

 (v)

Land, buildings and equipment

Land, buildings and equipment are recorded at the cost of acquisition. Buildings and significant equipment, including the plant facility, whose life extends beyond the estimated life of the mines, are depreciated against earnings on the unit-of-production method. This method is based on estimated recoverable metals, specifically ounces of gold in current operating mines (proven and probable mineral reserves). Minor equipment and those whose life does not extend beyond the estimated life of the mines are depreciated using the straight-line method, as follows:

Estimated

useful life (years)

Machinery

6–7

Minor installations

6–7

Furniture

10

Computer equipment

4

Transport equipment

6

 (vi)

Property evaluations

The Company assesses long-lived assets for recoverability whenever indicators of impairment exist. When the carrying value of a long-lived asset is less than its net recoverable value as determined on an undiscounted basis, an impairment loss is recognized to the extent that its fair value, measured as the discounted cash flows over the life of the asset when quoted market prices are not readily available, is below the asset’s carrying value. Expected future undiscounted cash flows are calculated using estimated recoverable metals, specifically ounces of gold, in current operating mines (proven and probable reserves), future sales prices (considering current and historical prices, price trends and related factors), operating costs, capital expenditures, reclamation and mine closure costs.

The Company's estimates of future cash flows are subject to risks and uncertainties. It is possible that changes may occur which could affect the recoverability of the Company's long-lived assets.

 (vii)

Mineral reserve risks

As at year-end 2003, the Company estimated its gold reserves assuming a gold price of $325 (2002 - $320) per ounce and an exchange rate of $1.00/€ (2002 - $1.00/€), which equals a gold price of €325 (2002 - €320) per ounce. Nickel reserves were estimated in July 2002 (Feasibility Report), and remained unchanged at year-end 2003, assuming a nickel price of $6,600 per tonne and an exchange rate of $1.00/€. If the Company were to determine that its mineral reserves and future cash flows should be calculated at a significantly lower price than the price used at December 31, 2003, there might be a material reduction in the amount of mineral reserves. In addition, if the price realized by the Company for its products were to decline substantially below the price at which mineral reserves were calculated for a sustained period of time, the Company could experience material write-downs of its investment in its mineral properties. Under any such circumstances, the Company might discontinue the development of a project or mining of a project at one or more of its properties or might temporarily suspend operations at a producing property and place that property in a “care and maintenance” mode. Mineral reserves could also be materially and adversely affected by changes in operating and capital costs and short-term operating factors such as the need for sequential development of deposits and the processing of new or different ore grades and ore types.

Significant changes in the life-of-mine plans can occur as a result of mining experience, new ore discoveries, changes in mining methods and rates, process changes, investments in new equipment and technology, and other factors. Changes in the significant assumptions underlying future cash flow estimates, including assumptions regarding precious metals prices and foreign exchange rates, may have a material effect on future carrying values and operating results.

Deferred stripping costs

Mining costs incurred on development activities comprising the removal of waste rock to initially expose the ore at open pit mines (“overburden removal”), commonly referred to as “deferred stripping costs,” are capitalized. Amortization is calculated using the units-of-production method, based on estimated recoverable metals, specifically ounces of gold for gold projects and tonnes of nickel for nickel projects, in current operating mines (proven and probable reserves). Amortization is charged to operating costs as metal (gold or nickel) is produced and sold, using a stripping ratio calculated as the ratio of total cubic metres to be moved to total metal (ounces of gold or tonnes of nickel) to be recovered over the life of the mine. Applying this ratio yields a theoretical amount of overburden removed in a year, the total costs for which are determined by using an average cost per cubic metre. The average cost per cubic metre is calculated using (i) actual costs of overburden removal incurred to date, with no reference to future expenditures and (ii) actual cubic metres of overburden removed to date. This results in the recognition of the cost of stripping activities over the life of mine as metal (gold or nickel) is produced and sold. The application of the accounting for deferred stripping costs and resulting timing differences between costs capitalized and costs amortized generally results in an asset on the balance sheet, although it is possible that a liability could arise if amortization of the capitalized costs exceeds the costs being capitalized over an extended period of time.

The stripping ratio for 2003, 2002 and 2001 in cubic metres of overburden to proven and probable ounces of gold was approximately 63:1, 53:1 and 56:1, respectively. There has been no stripping activity in relation to nickel projects during 2003, 2002 and 2001.

The amount of deferred stripping costs expensed during the year, all of which related to gold projects, was approximately $21,975,200 (2002 – $17,059,500; 2001 – $11,239,700). These amounts are included in Deferred stripping and other mining expenses on the consolidated statement of operations and deficit. Some mining companies expense stripping costs as incurred, which, if followed by the Company, would result in greater volatility in year-to-year results of operations. During 2003 and 2002, there were less stripping costs capitalized than amortized, due to the ratio of cubic metres of waste removed to total cubic metres to be removed over the life of the mine being lower than the ratio of ounces of gold produced to total ounces of gold produced over the life of the mine. Therefore, operating costs are higher than they would have been if actual stripping costs were expensed in the year they were incurred. The opposite occurred during 2001. If stripping costs had been expensed as incurred, operating costs would have decreased by $15,669,100 and $4,818,200 in 2003 and 2002, respectively, and increased by $3,315,900 in 2001.

The deferred stripping accounting described above, does not give rise to an increase or a decrease in ore grade extracted as compared to actual ore grade extracted. In addition, mining costs associated with waste removal, other than overburden removal, are not capitalized.

Deferred stripping costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

Revenue recognition

Revenue is recognized when title to delivered metals and the risks and rewards of ownership pass to the buyer. Revenue from the sale of by-products (such as silver and copper for gold projects) is credited against operating costs. Prices used for provisionally priced sales are based on market prices prevailing at the time of shipment and are adjusted upon final settlement with customers pursuant to the terms of sales contracts.

Restoration costs

Expenditures related to ongoing environmental activities are charged against earnings as incurred.

Restoration costs and related accruals are estimated based on environmental and regulatory requirements promulgated by the Spanish mine administration. Accrual of costs (on an undiscounted basis) commences on initiation of mine production and continues over the operating life of the mine. Restoration costs are accrued using the unit-of-production method, which is based on estimated recoverable metals, specifically ounces of gold in current operating mines (proven and probable reserves).

Restoration cost accruals of $853,000 (2002 – $492,200; 2001 – $225,400) were recorded in Deferred stripping and other mining expenses in the consolidated statements of operations.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in note 12. Effective January 1, 2002, the Company adopted without restatement of the prior-period comparative financial statements, the new CICA accounting standards for Stock-based Compensation and Other Stock-based Payments and has elected to continue accounting for employee stock options using the intrinsic value method with pro forma earnings disclosure showing the impact of stock options on earnings had the Company accounted for all employee and director stock options at fair value. The Company has elected to provide pro forma disclosures based on all options granted rather than only for those granted after January 1, 2002 (refer to note 12). The adoption of this new standard had no effect on the Company’s reported earnings for the years ended December 31, 2003 and 2002. Consideration paid by employees on the exercise of stock options is credited to capital stock.

Grants receivable

Grants receivable relate to incentives provided by various Spanish government entities. The Company records these grants and incentives when government approval is received. The grants are recorded as a reduction of its mineral properties, to the extent that subsidized costs have been capitalized, or as a reduction of expenses. The capitalized grants are amortized to income on the same basis as the related mineral properties. Government approval is normally received after subsidized costs have been incurred.

Foreign currency translation

The United States dollar is the reporting and functional currency of the Company and the Euro is the functional currency of its subsidiaries. Assets and liabilities of the Company’s operations having a functional currency other than the U.S. dollar are translated into U.S. dollars using the exchange rate in effect at the year-end, and revenues and expenses are translated using exchange rates approximating those in effect when the transaction occurred. Exchange gains or losses on translation of the Company’s net equity investment in these operations are deferred in the shareholders' equity section of the consolidated balance sheet in Cumulative foreign exchange translation adjustment.

Foreign exchange gains and losses on transactions occurring in a currency other than an operation’s functional currency are reflected in income.

Income taxes

The Company follows the liability method of accounting for income taxes. Future income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Future income taxes are measured using the substantively enacted rates and laws that will be in effect when the differences are likely to reverse. If on the basis of available evidence, it is more likely than not that all or a portion of the future tax asset will not be realized, the future tax asset is reduced by a valuation allowance.

Derivative financial instruments

The Company employs derivative financial instruments, primarily option contracts, to manage exposure to fluctuations in metal prices and foreign currency exchange rates. The Company does not hold financial instruments or derivative financial instruments for trading purposes. The Company's policy is to formally designate each derivative financial instrument as a hedge of a specifically identified commodity or debt instrument except when call options are purchased. In these situations, the Company will de-designate the written call options and both the purchased and written call options will be marked to market through income.

The Company follows the accounting recommendations issued by the Emerging Issues Committee of The Canadian Institute of Chartered Accountants (“CICA”) on the “Accounting by commodity producers for written call options.” Under this standard, purchased put options in combination with designated written call options qualify for hedge accounting when the following criteria are met: no net premium is received, the components of the combination of options are based on the same underlying commodity and have the same maturity date, and the notional amount of the written call option component is not greater than the notional amount of the purchased put option component.

Where the Company has terminated its designation of a hedging relationship, the derivative financial instrument is accounted for using the fair value method. Any changes in fair value are recognized in the consolidated statement of operations.

Foreign currency derivative financial instruments are used to hedge the effects of exchange rate changes on identified foreign currency exposures. Items hedged by foreign currency contracts are translated at contract rates and gains or losses on these contracts are recorded as part of the related transactions, for which they are designated as hedges.

Gains and losses on termination of derivative financial instruments, used to mitigate metal price risk and designated as hedges, are deferred and recognized in income at the time the formerly hedged metal production is recognized in income. Gains and losses realized on derivative financial instruments used to mitigate metal price risk are recognized in sales revenue, while gains and losses realized on derivative financial instruments used to mitigate foreign exchange risk are recognized in financial revenues and expenses.

Cash flows arising in respect of hedging transactions are recognized under cash flows from operating activities.

The Company does not consider the credit risk associated with its financial instruments to be significant. Foreign currency contracts and commodity hedge contracts are maintained with high-quality counter-parties, and the Company does not anticipate that any counter-party will fail to meet its obligations.

3. RESTRICTED CASH

During 1997, the Company purchased land, which was recorded in Mineral properties and in Accounts payable and accrued liabilities. The vendor subsequently disputed the purchase price, which was based on an option purchase agreement, and pursuant to a court order, bank deposits of $346,800 (2002 – $287,900) were restricted in use. A court resolution has been issued in 2003 rejecting the arguments of the vendor and confirming that the price to be paid equals the funds restricted. This amount will be paid in 2004 and remains restricted at year-end.

In addition, as at December 31, 2003 there is an additional $958,400 (2002 – nil; 2001 – nil) restricted in favour of various banks in relation to performance bonds issued by those banks guaranteeing the fulfillment of some grants received by the Company. The existing restrictions are expected to be released in 2004.

4. INVENTORIES

2003

2002

$

$

Mine operating supplies

2,229,800

1,732,700

Gold in process

473,200

176,500

Final products

1,964,000

406,600

4,667,000

2,315,800

Final products consist of gold doré and gold and copper concentrates.

5. GOVERNMENT GRANTS

At December 31, 2003, grants receivable comprise a grant obtained for the development of environmental and technological projects totaling $34,700 (2002 – $581,700).

All Government grants received were related to mine development and property, plant and equipment and are being amortized into income as follows (refer to note 6):

Grants

Translation

received /

adjustment

(amortized

due to

December 31,

to

Grants

currency

December 31,

2002

income)

reimbursed

exchange

2003

$

$

$

$

$

Grants received

OFICO grant

15,126,800

—

(1,359,400)

2,932,300

16,699,700

IFR grant

15,327,900

—

—

3,132,200

18,460,100

Other grants

3,470,700

31,100

(60,600)

705,800

4,147,000

Total grants received

33,925,400

31,100

(1,420,000)

6,770,300

39,306,800

Grants amortized to income

OFICO grant

(9,511,300)

(1,946,100)

854,700

(2,071,000)

(12,673,700)

IFR grant

(10,246,900)

(1,921,000)

—

(2,318,200)

(14,486,100)

Other grants

(1,879,500)

(477,300)

—

(439,700)

(2,796,500)

Total grants amortized to income

(21,637,700)

(4,344,400)

854,700

(4,828,900)

(29,956,300)

Grants capitalized, net (note 6)

12,287,700

(4,313,300)

(565,300)

1,941,400

9,350,500

Grants

Translation

received /

adjustment

(amortized

due to

December 31,

to

currency

December 31,

2001

income)

exchange

2002

$

$

$

$

Grants received

OFICO grant

12,712,200

—

2,414,600

15,126,800

IFR grant

12,881,100

—

2,446,800

15,327,900

Other grants

2,427,900

524,200

518,600

3,470,700

Total grants received

28,021,200

524,200

5,380,000

33,925,400

Grants amortized to income

OFICO grant

(5,963,000)

(2,177,000)

(1,371,300)

(9,511,300)

IFR grant

(6,774,300)

(1,969,800)

(1,502,800)

(10,246,900)

Other grants

(1,166,200)

(443,200)

(270,100)

(1,879,500)

Total grants amortized to income

(13,903,500)

(4,590,000)

(3,144,200)

(21,637,700)

Grants capitalized, net (note 6)

14,117,700

(4,065,800)

2,235,800

12,287,700

No grants were recorded directly into income in 2003, 2002 and 2001 as they all related to mine development and property, plant and equipment.

OFICO grant

Pursuant to a resolution of the Secretary of State for Energy and Mineral Resources dated December 19, 1996, supplemented by another resolution dated December 30, 1997, the Company received a €14.4 million grant (“OFICO grant”) (approximately $18.2 million), which was collected in full in years prior to 2003. The grant was for expenditures related to the development and construction of the El Valle project incurred from 1996 to 1999. The Company, through its wholly owned subsidiary RNGM, S.A., undertook to create 260 employment positions before June 30, 2000 and to maintain them for three years from the hiring date. A request was filed with the Spanish Ministry of the Economy in 2001 to modify this commitment. The outcome of this request, approved by the Ministry of the Economy in November 2003, was a requirement for the Company to reimburse €1,202,000 (approximately $1.4 million), which was fulfilled in 2003, and to maintain 171 employment positions until September 30, 2006. The impact of the reimbursement on the consolidated statement of operations (equal to the portion of the grant reimbursed that had already been amortized to income) amounts to €0.8 million (approximately $0.9 million); however, the Company had already anticipated this and recorded €0.7 million (approximately $0.8 million) as Other long-term liabilities as at December 31, 2002, so the net impact of the reimbursement on the consolidated statement of operations has been a charge of $0.1 million. The Company has met all other obligations and all the guarantees related to this grant have been released from January to March 2004, except for €4.8 million that will have to be maintained in order to ensure the new employment obligations (refer to note 9).

Aguablanca grant

On July 21, 2003, the Company was awarded a €6.7 million (approximately $8.5 million) grant from the Ministry of the Economy for its Aguablanca project. The Company is required to invest €33.5 million (approximately $42.4 million) in the project before July 2005 and create and maintain 114 employment positions until July 2005. Subsequently, on January 14, 2004, this grant was increased to €8.3 million (approximately $10.5 million), increasing the new required investment to €46.0 million (approximately $58.2 million). As at December 31, 2003, no portion of this grant has been collected.

6. MINERAL PROPERTIES

El Valle Mine

In September 1996, the Company received a positive bankable feasibility study on its El Valle property. Prior to receiving the bankable feasibility study, the Company expensed all exploration and development costs related to the property. Subsequent to its receipt, the Company capitalized further exploration and development costs. Construction of the plant started in the first quarter of 1997 and on February 25, 1998, the Company completed its first gold pour, officially commencing its operations.

In December 2003, the Company signed a milling agreement with Nalunaq Gold Mine A/S (“Nalunaq”), a subsidiary of Crew Development Corporation, for the purchase and processing of high-grade ore from the Nalunaq gold mine in south Greenland. Under the terms of the agreement, Nalunaq will sell to Rio Narcea four to five batches per year of high-grade ore for the selling price of the recovered gold less a milling fee. The agreement also provides for an efficiency fee to Rio Narcea for improved plant recoveries. Either party may terminate the agreement on three months notice.

Carlés Mine

In February 1991, prior to the acquisition of RNGM, S.A. by the Company, RNGM, S.A. received a positive bankable feasibility study on its Carlés property. Subsequent to the acquisition, the Company capitalized further exploration and development costs. In late 2000, the Company officially commenced operations on this property, transporting the ore to the El Valle plant for processing.

Aguablanca project

On July 5, 2001, the Company acquired, from Atlantic Copper, S.A. (“AC”) 50% of the participation rights in a consortium with the Spanish State. The consortium is the holder of 100% of the mineral rights located in Huelva, Sevilla and Badajoz, Spain where the Aguablanca project is located. The Spanish State decided not to participate in working on these mineral rights and, as a result, work on these properties shall be carried out 100% by the Company. As agreed between the Spanish State and the Company on July 5, 2001, consideration for working 100% of the mineral rights comprises variable payments, as described below. These acquisition agreements were made through the Company's wholly owned subsidiary, RNR, S.A.

Prior to purchasing the participation rights, the Company performed due diligence work on the site and determined that the Aguablanca project had economic potential, which was estimated to be equal to or greater than the amount of the cost of purchase. At the date of purchase, the Company capitalized the acquisition costs in the amount of the fixed consideration.

Consideration for the purchase of 50% of the participation rights from AC was a) one payment of $4 million, of which $1.5 million was paid in 2001, and the remaining balance of $2.5 million was paid in 2003, b) variable payments after the first year of full production and over the life of the exploitation of the Aguablanca project, ranging from 0.0% (at nickel and copper prices below $3.25 and $0.73 per pound, respectively) to 3.1% (at nickel and copper prices above $5.00 and $1.00 per pound, respectively) of net smelter return and c) variable payments of 1% of net smelter return, over the life of the exploitation of any other deposits found within the area of the mineral rights held by the consortium. The Company has the option, at any time, to terminate the variable payments described in b) and c) above by making a lump sum payment of $6 million to AC.

The Company is required to make variable payments to the Spanish State in exchange for the Spanish States’ 50% working rights ranging from 0.5% (at nickel prices below $2.24 per pound) to 2.0% (at nickel prices above $3.51 per pound) of net smelter return. In addition, the Company has committed to invest €1.9 million (approximately $2.4 million) in three specific areas within a period of nine years, and to provide employment for up to 50 people from a local state-owned mining company.

In July 2002, the Company received a positive bankable feasibility study for the development of the open pit portion of the Aguablanca project. All exploration costs prior thereto were expensed. As at December 31, 2003, the Company has incurred capital expenditures of $36.7 million in relation to the construction of the Aguablanca project, of which $7.3 million has been recorded in Accounts payable and accrued liabilities.

In January 2003, the Company signed a long-term off-take agreement with Glencore International AG (“Glencore”) for the sale of nickel concentrate from its Aguablanca project. Glencore will purchase 100% of the annual production of concentrate from the Aguablanca project until approximately year 2010, at market prices prevailing at the time of shipment.

In June 2003, the Company received a positive Declaration of Environmental Impact from the Spanish Ministry of Environment. In August 2003, the Council of Ministers of Spain approved the Definitive Reserve mineral license for the project, securing the exclusive right of the Company to exploit the Aguablanca deposit. Also in August 2003, the Company awarded the engineering contract for the construction of the plant to Fluor Corporation. Construction and development of the project started in October 2003. In November 2003, a mining contract was signed with Peal Obra Publica, S.A.

Corcoesto project

The Company does not plan, at this time, to conduct additional work on the property and is considering selling or joint venturing this project. All exploration costs associated with the exploration activity have been expensed as incurred and there are no capitalized costs.

Lugo project

In December 2002, the Company entered into an agreement with Outokumpu Mining Sucursal España to acquire up to a 70% interest in the Lugo properties located in northern Spain according to a phased expenditures earn-in process. Rio Narcea may earn an initial 50% interest in the project by incurring exploration expenditures of €1.5 million (approximately $1.9 million) over a period of up to two years commencing December 2002. Rio Narcea can then earn an additional 10% by incurring further exploration expenditures of €1.5 million (approximately $1.9 million) over one year and making a cash payment of €0.8 million (approximately $0.9 million). A further 10% can be acquired by the Company by completing a bankable feasibility study. The Company can resign its participation after expending €0.5 million (approximately $0.6 million) on the properties.

During 2003, the Company has incurred exploration costs amounting to €0.8 million (approximately $0.9 million). All exploration costs associated with the exploration activity have been expensed as incurred and there are no capitalized costs.

Portugal project

In February 2003, the Company obtained a major nickel exploration license in southern Portugal through its wholly owned subsidiary RNGM, S.A., covering approximately 1,900 square kilometres. All exploration costs have been expensed as incurred and there are no capitalized costs.

Salave project

On October 28, 2003, the Company acquired, through its wholly owned subsidiary Naraval, 85% of the shares of Exploraciones Mineras del Cantábrico, S.L. (“EMC”). The non-controlling shareholders have the right to sell their participation to Rio Narcea in exchange for $1 million after the commencement of commercial production on the project and under other certain circumstances. Twenty-five percent of the $1 million is payable in cash and 75% is payable in cash or common shares of Rio Narcea, at the option of the Company. Upon commercial production, the non-controlling shareholders are also entitled to change their participation for a royalty of 0.4% of the net smelter return.

EMC is a Spanish exploration company having mineral rights in the Asturias, Extremadura (Ossa Morena region) and Aragon provinces of Spain. The mineral rights located in Asturias include the Salave gold deposit.

The acquisition cost of EMC amounted to approximately $5.8 million, of which $1.5 million was paid by the issuance of 600,276 common shares of the Company and the remaining $4.3 million paid in cash.

The components of the book value of EMC and the allocation of the acquisition cost among the different assets and liabilities on the acquisition date are as follows:

Allocation of the

acquisition cost

$

Cash and cash equivalents

865,400

VAT and other taxes

36,600

Other current assets

32,600

Mineral properties

4,981,800

Land, buildings and equipment

104,000

Accounts payable and accrued liabilities

(73,800)

Net book value

5,946,600

Non-controlling interest (15%)

(130,700)

Net book value attributable to the Company

5,815,900

The mineral rights at Salave were leased by EMC to a third party for an undefined period of time. On March 9, 2004, the Company entered into a cancellation agreement with the lessee of those mineral rights. As consideration for the cancellation of the lease agreement, the Company has paid $5 million in cash and granted 2 million warrants with an exercise price of CDN$5.00 expiring in September 2008, the fair value of which amounted to $1 million. Also, the Company will be required to make five additional payments of $5 million each upon fulfillment of certain milestones: 1) granting of the construction permit, 2) commencement of commercial production, 3) production of 200,000 ounces of gold, 4) production of a cumulative 400,000 ounces of gold, and 5) production of a cumulative 800,000 ounces of gold. In addition, the Company will have to pay a royalty of 5% on gold produced and sold in excess of 800,000 ounces subject to a deduction of $200 per ounce, and on all other metals from commencement of commercial production. The Company has the right to buy back 50% of the royalty in exchange for $5 million.

On March 30, 2004, EMC increased its capital stock in the amount of €4.5 million (approximately $5.7 million). The non-controlling shareholders did not participate in the capital increase, resulting in a dilution of their interest in EMC. The participation of the Company in EMC has increased to 90.7%.

As at December 31, 2003, Mineral properties consisted of the following:

Translation

adjustment

Acquisition

due to

December 31,

Additions/

of

currency

December 31,

2002

(amortization)

EMC (b)

Transfers

exchange

2003

$

$

$

$

$

$

Mining properties and development

Mining properties and

  development

35,589,800

6,141,600

4,981,800

—

8,571,500

55,284,700

Other (a)

982,700

356,900

—

(191,100)

220,200

1,368,700

Total mining properties and

  development

36,572,500

6,498,500

4,981,800

(191,100)

8,791,700

56,653,400

Land, buildings and equipment

44,114,800

33,566,900

104,000

191,100

12,968,500

90,945,300

Grants, net of

  amortization (note 5)

(12,287,700)

4,878,600

—

—

(1,941,400)

(9,350,500)

Accumulated depreciation

  and amortization

(40,686,900)

(11,778,100)

—

—

(9,689,500)

(62,154,500)

Total

27,712,700

33,165,900

5,085,800

—

10,129,300

76,093,700

(a) “Other” comprises patents, licenses, software and rights in leased assets.

(b) Value allocated to mineral properties of EMC on the acquisition date.

As at December 31, 2002, Mineral properties consisted of the following:

Translation

adjustment

due to

December 31,

Additions/

currency

December 31,

2001

(amortization)

Disposals

exchange

2002

$

$

$

$

$

Mining properties and development

Mining properties and

  development

27,943,100

3,010,900

(903,100)

5,538,900

35,589,800

Other (a)

962,100

44,400

(190,400)

166,600

982,700

Total mining properties and

  development

28,905,200

3,055,300

(1,093,500)

5,705,500

36,572,500

Land, buildings and equipment

35,041,700

2,702,200

(524,000)

6,894,900

44,114,800

Grants, net of amortization (note 5)

(14,117,700)

4,065,800

—

(2,235,800)

(12,287,700)

Accumulated depreciation

 and amortization

(20,948,000)

(15,801,900)

1,599,300

(5,536,300)

(40,686,900)

Total

28,881,200

(5,978,600)

(18,200)

4,828,300

27,712,700

(a) “Other” comprises patents, licenses, software and rights in leased assets.

The cost and accumulated depreciation and amortization of rights in leased assets amounted to $574,400 and $281,900, respectively, as at December 31, 2003 (2002 – $654,100 and $308,500, respectively). Debt outstanding in respect of these assets amounted to $121,800 as at December 31, 2003 (2002 – $235,000) (refer to note 9).

7. DEFERRED STRIPPING COSTS

Deferred stripping costs are comprised of the following:

Translation

adjustment

due to

December 31,

Additions/

currency

December 31,

2002

(amortization)

exchange

2003

$

$

$

$

Deferred stripping costs

85,207,300

6,306,100

18,148,300

109,661,700

Accumulated depreciation

and amortization

(57,402,600)

(21,975,200)

(14,295,900)

(93,673,700)

27,804,700

(15,669,100)

3,852,400

15,988,000

Translation

adjustment

due to

December 31,

Additions/

currency

December 31,

2001

(amortization)

exchange

2002

$

$

$

$

Deferred stripping costs

60,190,700

12,241,300

12,775,300

85,207,300

Accumulated depreciation

and amortization

(32,331,300)

(17,059,500)

(8,011,800)

(57,402,600)

27,859,400

(4,818,200)

4,763,500

27,804,700

Deferred stripping costs as at December 31, 2003 and 2002 are related to the El Valle and Carlés gold projects. Stripping activities at the Aguablanca project started in January 2004.

8. OTHER ASSETS

Other assets are comprised of the following:

2003

2002

$

$

Put/call program (note 14)

8,085,500

4,071,500

Long-term deposits and restricted investments

453,700

822,100

Deferred financing fees

3,654,000

1,070,100

Pre-paid expenses

924,200

—

13,117,400

5,963,700

The “put/call program” corresponds to a) the cost of the gold hedging entered into by the Company during 2000 with maturity dates beyond one year, and b) the cost incurred in 2002 and 2003 by the Company in purchasing US$/ounce and €/ounce call options with maturity dates between 2004 and 2006. The net cost of gold hedges that mature in the short term is $2,334,700 (refer to note 14) as at December 31, 2003 (2002 – $1,390,300), and is included in Other current assets in the consolidated balance sheet.

In May 2002, the Company purchased gold call options denominated in U.S. dollar with maturity dates commencing in 2003 and onwards. Also in February 2003, the Company purchased gold call options denominated in Euros with maturity dates commencing in the second half of 2005 and onwards. The cost of acquisition of the options, representing the fair value of the purchased call options, amounting to €1.2 million and €1.8 million, respectively (approximately $1.1 million and $2.0 million, respectively), has been recorded as Other assets and Other current assets depending on its maturity, at the date of purchase. Coincident with the purchase of these calls, the same number of written calls was de-designated as hedges. The change in fair value from the date of purchase and de-designation of the purchased and written call options nets to nil and therefore has no impact on the consolidated statement of operations and deficit. As at December 31, 2003, the fair value of the purchased and written call options is recorded as Other assets and Other long-term liabilities, $3,207,000 (2002 – $1,151,100), and Other current assets and Accounts payable and accrued liabilities, $1,430,800 (2002 – $201,400).

Long-term deposits and restricted investments are bank accounts and investment funds restricted in use due to the existence of guarantees, which are related to restoration activities and fulfillment of grant conditions (refer to note 5).

Deferred financing fees represent capitalized costs to obtain long-term debt. These costs are being amortized on a straight-line basis over the life of the underlying debt.

During 2003, the Company acquired several plots of land necessary for the construction of the Aguablanca mine, which are recorded as Mineral properties, net – Land, buildings and equipment (refer to note 6). In addition, several other plots of land have been rented for a period of 15 years with the option of extending this period. The Company has pre-paid the rentals to the owners of the land, corresponding to a minimum of six years and a maximum of 15 years, which are recorded as Other assets. These amounts will be amortized to Mine expenses on a straight-line basis.

9. LOAN AGREEMENTS

Deutsche Bank

On October 26, 2000, the Company entered into a credit agreement with Deutsche Bank and settled the remaining balance of the loans arranged in 1997 and 1998 with Standard Chartered Bank and several Spanish institutions. In addition, the Company settled the put/call options arranged on August 1, 1997, which resulted in a gain of $5.2 million. The gain was brought into income at the same time the gold production, which was being hedged, was recognized in income (refer to notes 14 and 16).

Within the credit agreement arranged with Deutsche Bank, the Company has the following facilities:

(a)

Term Loan Facility – $19,000,000

This facility is broken into two tranches. Tranche I, being up to $11,306,000, was applied by RNGM, S.A., to repay the then outstanding loans granted by Standard Chartered Bank. Tranche II, being up to $7,694,000, of which $4,013,200 was applied by the Company towards the prepayment of the then outstanding loans granted to the Company by several Spanish banks. The remaining amount of $3,680,800 was applied to develop the El Valle and Carlés properties.

The interest rates for the advances are as follows: Tranche I – LIBOR US$ (London interbank offering rate) + 1.7% per annum and Tranche II – LIBOR US$ + 1.95% per annum for the period ending October 31, 2002, and LIBOR US$ + 2.93% per annum, thereafter.

The term facility is to be repaid as follows: 12.5% semi-annually (April and October), starting April 30, 2002, with the final payment on October 31, 2005. In October 2003, the Company prepaid $2,375,000 corresponding to the payment due in October 2005.

As at December 31, 2003, the amount payable during 2004 under this facility is $4,750,000 (2002 – $3,750,000 payable during 2003) and is included in current liabilities in the consolidated balance sheet.

In January 2004, the Company prepaid an additional $2,375,000 corresponding to payment due in April 2005 and $1,375,000 corresponding to the payment due in April 2004.

(b)

Term Loan Facility – $3,500,000

This facility represents advances to the Company, to a limit of $3,500,000, to finance the expansion of the El Valle and Carlés projects. The interest rate for these advances is LIBOR US$ + 2.2% per annum. As at December 31, 2003, the full amount of the facility had been drawn down.

Repayment of this facility is due in two instalments: $1,750,000 is due on October 31, 2005, and the remaining amount of $1,750,000 is due on October 31, 2006.

As part of the consideration for the term loan facility, the Company issued to Deutsche Bank 3,500 series A common share purchase options (“A Call Options”) and 3,500 series B common share purchase options (“B Call Options”). Each Call Option entitles Deutsche Bank to subscribe for 500 common shares of the Company at an exercise price of $1.00 per share.

The options are not to be listed on any stock exchange and are not being made available to the public for subscription.

The expiration date of the options is the earlier of the following: (a) the date on which the term loan facility becomes due and payable in full under the terms of the Credit Agreement, or (b) in the case of the A Call Options and B Call Options, October 31, 2005 and 2006, respectively.

The proceeds of this facility were allocated between long-term debt ($2,527,100) and the A and B Call Options ($972,900). The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black-Scholes model) were a volatility of 92%, average interest rate of 6.7% and average maturity of 5.5 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2003, calculated using the effective interest rate method, was $176,200 (2002 – $166,000).

(c)

Current account credit facility – $4,000,000

On June 28, 2001, Deutsche Bank granted a new current account credit facility with a limit of $4,000,000 at an interest rate, which is tied to the three-month LIBOR US$ + 2.2%. The amount drawn down against this facility amounted to $3,000,000 as at December 31, 2001, and a further total amount of $1,000,000 was drawn down in January and February 2002. This credit facility was to be repaid in two equal instalments on October 31, 2005 and 2006, but was prepaid in July 2002 (see below). This credit facility was used to finance the acquisition and exploration of the mineral properties of the Aguablanca project.

As part of the consideration for the current account credit facility, the Company issued to Deutsche Bank 2,912 series A common share purchase options (“A Options”) and 2,912 series B common share purchase options (“B Options”), and one exceptional A common share purchase option and one exceptional B common share purchase option. Each A and B Option entitles Deutsche Bank to subscribe for 1,000 common shares of the Company and the exceptional options allow for the subscription of 905 and 904 common shares, respectively. The exercise price in each case is $0.687 per share. The other terms are the same as those prevailing for the options assigned to the $3,500,000 term loan facility.

The proceeds of this facility were allocated between long-term debt ($2,739,900) and the A and B Options ($1,260,100). The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equalled the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black-Scholes model) were a volatility of 92%, average interest rate of 5.7% and average maturity of 4.8 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2002, calculated using the effective interest rate method, was $116,900.

On July 5, 2002, options issued to Deutsche Bank under the facility were exercised into 5,825,809 common shares for gross proceeds to the Company of $4,000,000. Coincident with the exercise of these options, the Company repaid the principal amount owing under the facility (refer to note 11).

(d)

Standby Working Capital Facility – $1,500,000

Working capital advances shall be made to the Company by Deutsche Bank, to a limit of $1,500,000, at any time during the loan commitment period, when requested by the Company by means of a drawdown notice. The advance shall be a minimum amount of $1,000,000 with additional amounts in multiples of $100,000. The interest rate for the advances is LIBOR US$ + 1.8% per annum.

Amounts shall be repaid in full on the last day of the interest period relating to each standby working capital advance. This loan is renewable on a revolving basis with a final maturity on October 26, 2004. As at December 31, 2003 and 2002, this loan had not been drawn down.

(e)

Guarantee Facility

The Company has been provided two guarantees: (1) the IFR Guarantee, and (2) the Hedging Guarantee.

The IFR Guarantee, in the maximum amount of €2,319,906, was to be used to secure/discharge obligations of the Company to the “Dirección General de Política Sectorial” of the Spanish Ministry of the Economy in relation to the IFR subsidy. This guarantee was cancelled in December 2001 as the Company complied with the conditions established for the granting of this subsidy.

The Hedging Guarantee (provided by Deutsche Bank in relation to the hedging program contracted with its subsidiary Deutsche Bank A.G. London), in the maximum amount of $30,000,000, guarantees certain of the liabilities of the Company under the put/call program, on terms and subject to conditions set out therein.

Under this credit agreement, the Company is required to fulfill certain obligations, which are summarized below:

•

To submit information to Deutsche Bank, including most notably operating forecasts, financial reports and details of investments made.

•

To comply with current legislation in force and arrange adequate risk hedging on a timely basis.

•

To not undertake, without prior approval, actions such as changing its corporate purpose, granting loans to third parties or abandoning areas being mined.

•

To comply, at certain times throughout the years, with agreements and financial ratios, mainly associated with the debt and interest coverage. This is to be done through the cash flows generated by the Company over the lives of the El Valle and Carlés properties, and of minimum proven and probable reserves of gold ounces relating to these mines.

As at December 31, 2003 and 2002, it is the Company's understanding that all these obligations have been fulfilled.

All the financing facilities granted by Deutsche Bank are secured by the assets and shares of RNGM, S.A. (gold assets) and specifically secured by mortgages on the El Valle and Carlés mineral properties.

Investec/Macquarie

On August 21, 2003, the Company entered into a credit agreement with Investec Bank (UK) Ltd. (“Investec”) and Macquarie Bank Ltd. (“Macquarie”) (collectively, “Investec/Macquarie”) to finance the construction of its Aguablanca project. Within this credit agreement, the Company has the following facilities as at December 31, 2003:

(a)

Term Facility I – $40,000,000

The interest rates for this facility is LIBOR US$ + 2.4% per annum until completion of the construction (as defined in the credit agreement); and LIBOR US$ + 2.0% thereafter.

The amounts finally drawn down under this facility will be repaid semi-annually (May and November) as follows: 2004 – 3.12%, 2005 – 38.25%, 2006 – 25.25%, 2007 – 20.88% and 2008 – 12.50%.

This facility has not been drawn down as at December 31, 2003.

(b)

Term Facility II – $5,000,000

The interest rate for this facility is LIBOR US$ + 2.5% per annum.

The amounts finally drawn down under this facility will be repaid semi-annually (May and November) as follows: 2009 – 68% and 2010 – 32%.

As part of the consideration for the term loan facility, the Company must, prior to drawing down any of the facilities, issue to Investec/Macquarie, 3,496,502 common share purchase options (“Options”). Each Option would entitle the banks to subscribe for one common share of the Company at an exercise price of $1.43 per share. The exercise price for these Options was calculated as a 130% premium to the average closing price of the Company’s shares during the months of November and December 2002 when the mandate letter for the credit agreement was signed.

The options are not to be listed on any stock exchange and are not being made available to the public for subscription.

The expiration date of the options would be the earlier of the following: (a) the date on which the term loan facility becomes due and payable in full under the terms of the Credit Agreement, or (b) August 21, 2008.

The proceeds of this facility will be allocated between long-term debt and the options. The allocation will be calculated by valuing the liability and equity instruments separately on the issuance date of the Options and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received.

This facility has not been drawn down as at December 31, 2003.

(c)

Cost Overrun Facility – $2,000,000

This Facility may be used by the Company in case of cost overruns incurred in the construction of the Aguablanca project in relation to the capital expenditures initially approved by the banks.

The interest rate for this facility is LIBOR US$ + 2.5% to 3.5% per annum, depending on the use of the funds (as defined in the credit agreement).

This term facility is to be repaid on or earlier than May 31, 2005.

This facility has not been drawn down as at December 31, 2003.

Under this credit agreement and before drawing down any of the facilities, unless modified or waived by the lenders, the Company is required to enter into commodity and foreign exchange hedging transactions with Investec/Macquarie. The Company is required to hedge 50% of the nickel payable during the term of the loan; however, initially only the first four years are to be hedged, extending the period on a rolling basis. The Company must also hedge the Euro/U.S. dollar exchange rate during the term of the loan, with the amount of U.S. dollar to be hedged being equal to 35% of nickel payable during the first four years of production and 45% thereafter, considering a nickel price of $3.40 per pound.

Also under this credit agreement, the Company is required to fulfill certain obligations, similar to the ones required by the Deutsche Bank facilities that have been described above. As at December 31, 2003, it is the Company's understanding that all the applicable obligations have been fulfilled.

All the financing granted by Investec/Macquarie will be secured by the assets and shares of Río Narcea Recursos, S.A., a wholly owned subsidiary of the Company that holds the Aguablanca assets in Spain, and by mortgages on the Aguablanca mineral properties.

On March 23, 2004, the Company entered into a supplemental agreement with Investec/Macquarie that modifies the abovementioned credit agreement. Under the supplemental agreement, the hedging requirements for an initial drawdown of $30 million have been changed. The required hedging transactions, entered into on March 25, 2004 with Investec/Macquarie, were a) copper forwards corresponding to a total of 17,066 tonnes at a price of €1,853 per tonne and maturities from November 2004 until September 2008, and b) Euro/U.S. dollar forwards corresponding to a total of $16.9 million at a price of $1.2229 per Euro and maturities from November 2004 to September 2008. Both copper and Euro/U.S. dollar forwards have been at zero premium. On March 25, 2004, the Company executed a drawdown of $25 million of the Term Facility I and $5 million of the Term Facility II. Also a new calendar has been agreed for the repayment of the $25 million under the Term Facility I, which consists of semi-annual instalments, starting in September 2005, of $6, $8, $5, $4 and $2 million, respectively.

Subsidized loan for Aguablanca project

In January 2003, the Ministry of Science and Technology granted a subsidized loan, amounting to €5.0 million ($6.3 approximately), to the Aguablanca project currently under construction. The Company was required to invest €37.4 million (approximately $47.2 million) in the construction of the project before December 31, 2003 and create and maintain 55 employment positions for at least two years. The Company had not fulfilled these requirements as at December 31, 2003; however, the Company has applied for an extension in the deadline date, which it expects to obtain. The loan is at zero interest rate and is repayable by equal instalments of €500,000 ($631,500 approximately) from 2008 to 2017.

The loan was collected from the Ministry in January 2004 in exchange for the issuance of performance bonds amounting to €5.2 million. The performance bonds were issued by two Spanish banks (Caja de Extremadura and Cajamar) and at that time the Company placed the €5.0 million in restricted bank accounts in favour of the banks. The Company expects to obtain the release of the restricted funds in April 2004, when the Aguablanca project itself can serve as security to the banks.

Loan agreements schedule at December 31, 2003:

US$ Outstanding

Currency

Maturity

Short-term

Long-term

$

$

Project finance/mortgage loans

Deutsche Bank

US$

October 31, 2006

4,750,000

5,428,100

Industrial and Technological

Development Centre (1)

Euros

March 31, 2007

353,100

837,300

Ministry of Science and

Technology (1)

Euros

October 31, 2011

—

151,800

Bansaleasing (3)

Euros

November 4, 2004

100,400

—

BBVA (3)

Euros

July 5, 2004

21,400

—

Ministry of the Economy (1)

Euros

January 1, 2012

16,100

288,800

Barclays Bank (2)

Euros

July 31, 2005

2,592,800

—

Accrued interest payable

Euros

97,900

—

7,931,700

6,706,000

(1)

These loans are used to finance research projects to be performed by the Company.

(2)

This loan matures upon the collection of VAT related to the construction of the Aguablanca project and has a limit of credit of €6.0 million (approximately $7.6 million).

(3)

Debt outstanding in respect of rights in leased assets (refer to note 6).

Except for the loans from the Industrial and Technological Development Centre, Ministry of Science and Technology and Ministry of the Economy, which were granted at a zero interest rate, the aforementioned loans from credit entities bear interest tied to LIBOR US$, EURIBOR (European interbank offering rate) or MIBOR (Madrid interbank offering rate) plus a spread ranging from 1.0% to 2.2%.

Loan agreements schedule at December 31, 2002:

US$ Outstanding

Currency

Maturity

Short-term

Long-term

$

$

Project finance/mortgage loans

Deutsche Bank

U.S.$

October 31, 2006

3,750,000

12,376,900

Industrial and Technological

Development Centre (1)

Euros

March 31, 2007

165,500

988,500

Ministry of Science and

Technology (1)

Euros

October 31, 2011

—

126,100

Bansaleasing (2)

Euros

November 4, 2004

91,600

83,600

BBVA (2)

Euros

July 5, 2004

42,100

17,700

Accrued interest payable

Euros

151,400

—

4,200,600

13,592,800

(1)

These loans are used to finance research projects to be performed by the Company.

(2)

Debt outstanding in respect of rights in leased assets (refer to note 6).

Except for the loans from the Industrial and Technological Development Centre and the Ministry of Science and Technology, which were granted at a zero interest rate, the aforementioned loans from credit entities bore interest tied to LIBOR US$, EURIBOR (European interbank offering rate) or MIBOR (Madrid interbank offering rate) plus a spread ranging from 1.0% to 2.2%.

The required principal repayments of the Company on its long- and short-term debt are as follows:

Year

Balance

$

2004

7,931,700

2005

4,276,400

2006

1,902,700

2007

223,600

2008

69,800

2009 and thereafter

233,500

14,637,700

As at December 31, 2003, the Company has provided bank guarantees to certain governmental institutions and entities in Spain totaling approximately $43,810,100 (2002 – $28,220,700). Of this amount, $5,509,600 (2002 – $2,414,200) related to reclamation guarantees, $31,748,400 (2002 – $20,261,600) related to guarantees issued as security to allow the Company to collect certain government grants and other subsidies (refer to note 5), $6,376,300 (2002 – $5,294,400) related to the financing from Deutsche Bank, and $175,800 (2002 – $250,500) related to other items. From January to March 2004, bank guarantees amounting to $17.7 million, which were related to the OFICO grant (refer to note 5), have been released.

10. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of:

2003

2002

$

$

Provision for site restoration

2,458,400

1,250,400

Ministry of the Economy

1,421,100

1,563,600

Put/call program (notes 8 and 14)

3,207,000

1,151,100

7,086,500

3,965,100

The Company has estimated future site restoration obligations, which it believes will meet current regulatory requirements, at $3,121,100 (including the $2,458,400 already accrued as at December 31, 2003). The Company expects to spend $3.1 million within the next five years. Future changes, if any, in regulations and cost estimates, which may be significant will be recognized when known.

As of December 31, 2003, RNGM, S.A., RNR, S.A. and RNN, S.A. were awarded grants totaling $903,200, $265,200 and $252,700, respectively (2002 – $330,400, $473,400 and nil, respectively), by the Ministry of the Economy in relation to various gold and nickel projects. These grants will be reimbursed if positive results are obtained on the subsidized projects. As the Company expects the subsidized projects to have positive results, the total grants received have been recorded as a liability. These grants will be reviewed by the Ministry and will either be considered non-refundable if no viability is achieved, or repayments will be established on a long-term basis at zero interest rate. In 2003, the Ministry had reviewed the grant given in 2001 amounting to €241,400 (approximately $304,900 as at December 31, 2003) and established a calendar for its repayment. This grant, which was classified as Other long-term liabilities as at December 31, 2002, is now classified as Long-term debt as at December 31, 2003 (refer to note 9).

In addition, the Company had recorded a liability with the Ministry of the Economy amounting to $759,800 as of December 31, 2002 in relation to the OFICO grant. This amount, which had been recorded as a charge to Other income (expense) in 2002, has been paid in 2003 (refer to note 5).

11. SHARE CAPITAL

Common shares

The authorized capital stock of the Company is comprised of an unlimited number of common shares.

Details of issued and outstanding shares are as follows:

2003

2002

2001

Shares

Amount

Shares

Amount

Shares

Amount

$

$

$

Common shares

Balance, beginning of year

71,729,626

84,098,400

65,050,817

79,446,300

64,922,310

79,262,100

Issuance of cash

Rights offering/private

placements, net of

costs

38,000,000

47,666,000

—

—

128,507

184,200

Exercise of employee

stock options

1,734,301

1,550,400

608,000

304,700

—

—

Exercise of share

purchase options

—

—

5,825,809

4,000,000

—

—

Exercise of stock

options

859,396

876,300

—

—

—

—

Non-cash issuances

Shares issued to

service suppliers

—

—

245,000

118,300

—

—

Exercise of share

purchase options

—

—

—

229,100

—

—

Exercise of stock

options

—

349,400

—

—

—

—

Shares issued in

acquisition of EMC

600,276

1,500,000

—

—

—

—

Balance, end of year

112,923,599

136,040,500

71,729,626

84,098,400

65,050,817

79,446,300

In October 2003, the Company issued 600,276 shares with a value, on the issuance date, of $1,500,000 as part of the consideration for the acquisition of EMC (refer to note 6).

On August 22, 2003, Rio Narcea entered into an agreement with a syndicate of underwriters under which the underwriters agreed to buy 16,100,000 units for re-sale to the public at a price of CDN$2.80 per unit for gross proceeds of CDN$45,080,000 ($32,858,800). Net proceeds received after payment of expenses related to the offering were $31,014,200. Each unit consisted of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant entitles the holder to purchase one common share at a price of CDN$5.00 on or before 60 months from the closing date, which was September 11, 2003. On September 4, 2003, the Company obtained a receipt for a final prospectus that qualified the units. The common share purchase warrants began trading on the Toronto Stock Exchange on September 11, 2003 under the symbol “RNG.WT”. The proceeds from the units were allocated between Common shares and Non-employee stock options and warrants, $27,469,700 and $3,544,500, respectively (refer to “Non-employee stock options and warrants” section). The allocation was calculated by valuing the common shares and stock options separately on the date of the agreement and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of net cash received.

In March 2003, the Company obtained a receipt for a final prospectus that qualified the 9,900,000 and 12,000,000 special warrants issued in February 2002 and in March 2003, respectively, and all the special warrants were exercised into common shares of the Company. The net proceeds of $3,913,800 and $16,282,500, respectively, were transferred from Special warrants to Common shares (refer to “Special warrants” section).

During 2003, 1,734,301 options (2002 – 608,000) issued under the Employee stock option plans (refer to note 12) were exercised, for proceeds of $1,550,400 (2002 – $304,700). The average exercise price of the options was CDN$1.24 (2002 – CDN$0.78).

Also during 2003, 859,396 options issued to the underwriters of the equity issues dated March 2002 and February 2003 (refer to “Non-employee stock options and warrants” section) were exercised into common shares of the Company. Proceeds from the exercise amounted to $876,300. The book value of the stock options transferred to Common shares was $349,400. The average exercise price of the options was CDN$1.39.

On July 5, 2002, share purchase options that had been previously issued to Deutsche Bank under its credit facility were exercised into 5,825,809 common shares for gross proceeds to the Company of $4,000,000. Accrued interest as at that date amounted to $229,100 and was accounted as additional capital stock. Coincident with the exercise of the share purchase options, the Company repaid the principal amount owing under its $4.0 million current account credit facility with Deutsche Bank (refer to note 9) in respect of the Aguablanca project.

On February 14, 2002, the Company issued 245,000 shares to HSBC Investment Bank plc (“HSBC”) in consideration for consulting services provided by that company. Shares issued were recorded at $118,300, being their fair value (market price – CDN$0.77) on the date of the issuance (refer to “Non-employee stock options and warrants” section).

Non-employee stock options and warrants

Non-employee stock options and warrants outstanding as at December 31, 2003, are summarized as follows:

Weighted

Number of

Number of

average

Accounted

options

options

Exercise

remaining

Fair

outstanding

vested

price

life

Value

(CDN$)

(Years)

(US$)

1,000,000

1,000,000

0.77

1.1

693,600

150,104

150,104

0.80

0.2

40,700

283,500

283,500

2.39

0.6

181,000

8,050,000

8,050,000

5.00

4.7

3,544,500

9,483,604

9,483,604

4.41

4.1

4,459,800

Funds that would be received by the Company if all the non-employee stock options and warrants outstanding as at December 31, 2003 were exercised, would amount to CDN$41.8 million (approximately $32.5 million).

Non-employee stock options outstanding as at December 31, 2002, are summarized as follows:

Weighted

Number of

Number of

average

Accounted

options

options

Exercise

remaining

Fair

outstanding

vested

price

life

Value

(CDN$)

(Years)

(US$)

833,332

833,332

0.77

2.1

518,700

693,000

693,000

0.80

1.2

188,100

1,526,332

1,526,332

0.78

1.7

706,800

On August 22, 2003, the Company issued 16,100,000 units, each unit consisting of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant, 8,050,000 in total, entitled the holder to purchase one common share (refer to “Common shares” section).

During 2002, the Company issued 833,332 stock options to HSBC in consideration for consulting services provided (refer to “Common shares” section). An additional 166,668 stock options with the same terms were issued in January and February 2003 under the same consulting agreement. This consulting agreement was terminated in February 2003, and no other stock options are pending to be issued in that respect.

In February 2003, the Company issued 600,000 stock options with an exercise price of CDN$2.39 to the underwriters of the special warrants issued in that month as part of the agent fees (refer to “Special warrants” section). Subsequently, 316,500 of these options were exercised into common shares of the Company (refer to “Common shares” section).

In March 2002, the Company issued 693,000 stock options with an exercise price of CDN$0.80 to Haywood Securities Inc. as part of the agent fees in relation to the special warrants issued in that month (refer to “Special warrants” section below). During 2003, 542,896 of these options were exercised into common shares of the Company (refer to “Common shares” section).

Special warrants

On March 21, 2002, the Company completed an equity financing comprised of 9,000,000 special warrants at a price of CDN$0.80 per special warrant to raise gross proceeds of CDN$7,200,000 ($4,548,800) of which CDN$2,667,000 ($1,773,000) was initially escrowed pending the issuance of a receipt for the final prospectus and finally collected on August 12, 2002, together with the accrued interest. Net proceeds received after payment of expenses related to the offering were $4,101,900 (excluding expenses of $188,100, being the fair value of the 693,000 additional warrants granted to the agent as part of its fees – refer to “Non-employee stock options and warrants” section).

Each special warrant entitled the holder to acquire, without further payment and until March 22, 2003, one common share of the Company. As the Company did not obtain a receipt for a final prospectus on or prior to July 19, 2002, due to the requirement to restate and re-audit its financial statements, the holders of the special warrants were entitled to either retract, at the issue price, that number of special warrants that was equal to the escrowed proceeds plus accrued interest divided by the issue price or receive, in respect of special warrants that were not retracted, 1.1 common shares in lieu of one common share. All holders of the special warrants elected to receive 1.1 common shares in lieu of retraction and, as a result, 900,000 further common shares were issuable upon exercise of the special warrants. A receipt for the final prospectus was received on March 7, 2003, and the special warrants were exercised into common shares of the Company on March 14, 2003 (refer to “Common shares” section).

On February 6, 2003, the Company completed an equity financing, led by Haywood Securities Inc., comprised of 12,000,000 special warrants at a price of CDN$2.25 per special warrant for gross proceeds, collected on the same date, of CDN$27,000,000 ($17,730,900). Net proceeds received after payment of expenses related to the offering were $16,665,500 (excluding expenses of $383,000, being the fair value of the 600,000 additional warrants granted to the agent as part of its fees – refer to “Non-employee stock options and warrants” section).

Each special warrant entitled the holder to acquire, without further payment, one common share of the Company. The Company obtained a receipt for a final prospectus on March 7, 2003, and the special warrants were exercised into common shares of the Company on March 14, 2003 (refer to “Common shares” section).

Maximum shares

The following table presents the maximum number of shares that would be outstanding if all of the outstanding options and warrants issued and outstanding as at December 31, 2003, were exercised or converted:

Number of shares

Common shares outstanding at December 31, 2003

112,923,599

Options to purchase common shares

  Employee stock option plan

6,100,334

  Share purchase options related to debt

3,500,000

  Options issued to service suppliers

1,433,604

  Warrants

8,050,000

132,007,537

Net income (loss) per share

The computation of basic and diluted income (loss) per share is as follows:

2003

2002

2001

Basic income (loss) per share computation

Numerator:

  Net income (loss)

$

3,819,700

$

9,697,500

$

(3,714,500)

  Net income (loss) applicable to common shares

$

3,819,700

$

9,697,500

$

(3,714,500)

Denominator

  Weighted average common shares outstanding

95,610,806

68,397,860

65,018,690

  Weighted average special warrants outstanding

3,136,438

3,851,507

—

  Total

98,747,244

72,249,367

65,018,690

Basic income (loss) per common share

$

0.04

$

0.13

$

(0.06)

Diluted income (loss) per share computation

Numerator:

  Net income (loss)

$

3,819,700

$

9,697,500

$

(3,714,500)

  Net income (loss) applicable to common shares,

     assuming dilution

$

3,819,700

$

9,697,500

$

(3,714,500)

Denominator

  Weighted average common shares outstanding

95,610,806

68,397,860

65,018,690

  Weighted average special warrants outstanding

3,136,438

3,851,507

—

  Dilutive effect of:

    Non-employee stock options and warrants

960,830

433,643

—

    Special warrants

882,192

3,550,685

—

    Common share purchase options related to debt

1,577,890

474,225

—

    Employee stock options

1,720,975

853,527

—

  Total

103,889,131

77,561,447

65,018,690

Diluted income (loss) per common share

$

0.04

$

0.13

$

(0.06)

12. EMPLOYEE STOCK OPTIONS

On November 5, 1996, the Board of Directors approved a new employee stock option plan (the “1996 ESOP”). Under this plan, the Board of Directors, or a committee appointed for such purpose, may from time to time grant to directors, officers and employees of, or consultants to the Company, any parent of the Company, or any subsidiary of the Company (collectively, “Eligible Personnel”) options to acquire common shares in such numbers, for such term, at such exercise price and with such other terms, as determined by the Board of Directors or a committee thereof so designated, not inconsistent with the provisions of the 1996 ESOP.

Under the 1996 ESOP, the option exercise price may be not less than the closing price on the Toronto Stock Exchange on the day prior to the date of grant. The option term may not exceed ten years. Options granted under the 1996 ESOP are non-transferable and, in the case of non-statutory options, terminate on the holder's ceasing to be an employee or director of, or consultant to, the Company or any of its affiliates. In the case of incentive stock options, they terminate no less than three and not more than 12 months after termination of employment as determined by the Board. The maximum number of common shares that may be reserved for issuance under the 1996 ESOP is 7,000,000 and, as at December 31, 2003, 1,851,001 common shares (2002 – 448,000) have been issued upon exercise of these options. The maximum number of common shares, which may be subject to option to any one Eligible Personnel, may not exceed 5% of the number of issued and outstanding common shares at the time of the grant of any option. Options issued may have various vesting periods, which are determined by the Board or a committee appointed by the Board.

In June 1994, the Board of Directors had previously approved the 1994 employee stock option plan (the “1994 ESOP”), with the same terms and conditions as the above mentioned 1996 ESOP. The maximum number of common shares that may be reserved for issue under the 1994 ESOP is 3,000,000, of which 1,300,000 common shares have been issued upon exercise of these options as at December 31, 2003 (2002 – 968,700).

The following is a continuity schedule of options outstanding:

2003

2002

2001

Weighted

Weighted

Weighted

Number

ave. exercise

Number

ave. exercise

Number

 ave. exercise

of options

price

of options

price

of options

price

(CDN$)

(CDN$)

(CDN$)

Balance, beginning of year

4,905,635

1.50

5,709,300

1.38

4,241,300

1.80

Granted

2,979,000

2.85

145,000

1.02

2,131,000

0.65

Exercised

(1,734,301)

1.24

(608,000)

0.78                    —

                     —

Expired

(50,000)

2.05

(340,665)

0.63

(663,000)

1.68

Balance, end of year

6,100,334

2.23

4,905,635

1.50

5,709,300

1.38

Funds that would be collected by the Company if all the employee stock options outstanding as at December 31, 2003, were exercised, would amount to CDN$13.6 million (approximately $10.6 million).

Stock options outstanding as at December 31, 2003 are summarized as follows:

Options outstanding

Options vested

Weighted

Weighted

Number of

average

Number of

average

Exercise

options

remaining

options

remaining

price

outstanding

life

vested

life

(CDN$)

(Years)

(Years)

Directors

0.62

170,000

2.3

170,000

2.3

0.68

100,000

3.1

66,667

3.1

0.79

240,000

2.4

240,000

2.4

1.00

50,000

5.2

50,000

5.2

1.95

100,000

0.5

100,000

0.5

2.00

1,230,000

2.9

1,230,000

2.9

2.05

450,000

4.1

          —

—

3.60

630,000

5.0

         —

—

$2.11

2,970,000

3.4

1,856,667

2.7

Officers

0.62

26,667

2.3

26,667

2.3

1.15

100,000

0.5

100,000

0.5

1.76

15,000

3.7

        —

—

2.00

375,000

2.4

375,000

2.4

2.05

423,000

4.1

        —

—

2.30

100,000

4.5

100,000

4.5

3.60

329,000

5.0

        —

—

$2.33

1,368,667

3.6

601,667

2.4

Other

0.62

138,001

2.3

138,001

2.3

employees

0.64

46,666

2.1

46,666

2.1

0.80

35,000

5.6

35,000

5.6

1.15

25,000

0.5

25,000

0.5

1.80

31,000

1.1

31,000

1.1

2.00

503,000

2.9

503,000

2.9

2.05

412,000

4.1

10,000

4.1

3.60

571,000

5.0

       —

—

2.35

1,761,667

3.8

788,667

2.7

Total

2.23

6,100,334

3.6

3,247,001

2.7

Of the total number of options reflected in the foregoing table, 1,685,000 relate to the 1994 ESOP and 4,415,334 relate to the 1996 ESOP.

Pro forma disclosures

Until the issue of Section 3870 of the CICA Handbook dated November 13, 2001, which establishes standards for the recognition, measurement and disclosure of stock-based compensation, the Company did not recognize, in income, the cost of stock-based compensation. Therefore, as at December 31, 2001, the Company did not record any compensation cost in connection with its stock option plans. Effective January 1, 2002, the Company adopted without restatement of the prior-period comparative financial statements, the new CICA accounting standards for Stock-based Compensation and Other Stock-based Payments and has elected to continue accounting for employee stock options using the intrinsic value method. The adoption of this new standard had no effect on the Company’s reported earnings for the years ended December 31, 2003 and 2002.

For purposes of the pro forma disclosures required by Section 3870 of the CICA Handbook, the fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for each of fiscal years 2003, 2002 and 2001: 5.0 years expected term, 84% to 92% volatility, 2.5% to 5.0% interest rate and an expected dividend yield of 0% since no dividend payments were made.

The total pro forma fair value of options granted in the years ended December 31, 2003, 2002 and 2001, was $4,242,800, $40,500 and $654,700, respectively. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ respective vesting periods. The cost of stock-based compensation for the years ended December 31, 2003, 2002 and 2001, would be $915,000, $214,900 and $464,200, respectively. For the 2004 fiscal year, the Company will expense its stock-based compensation in accordance with Section 3870 of the CICA. The cost of stock-based compensation that will be expensed in 2004 in respect of the options granted on or earlier than December 31, 2003 but not yet vested amounts to $2,104,600. The resulting pro forma net income (loss) and net income (loss) per share is as follows:

2003

2002

2001

$

$

$

Pro forma net income (loss) attributable to

  common shareholders

2,904,700

9,482,600

(4,178,700)

Pro forma net income (loss) per common share

  Basic

0.03

0.13

(0.06)

  Diluted

0.03

0.12

(0.06)

13. TAXES

The Company's operations are conducted through its subsidiaries which are subject to income and other taxes in Spain, including most notably Value Added Tax (“VAT”). VAT inspections are carried out by the tax authorities on an annual basis relating to VAT refunds and no matters that might affect the recoverability of these balances have been identified to date. As at December 31, 2003, the Company has recorded $6,232,100 (2002 – $2,571,100) as VAT and other taxes receivable, of which $6,083,400 (2002 – $2,528,400) corresponded to VAT exclusively. The increase in VAT receivable for 2003 is primarily associated with a large amount of capital expenditures incurred during the year for construction of the Aguablanca project. Specifically, VAT receivable in relation to the Aguablanca project amounted to $4,580,900 as at December 31, 2003.

Significant components of the Company's future tax assets as at December 31, 2003 and 2002 are as follows:

2003

2002

$

$

Future tax assets

Tax value of mineral properties exceeding accounting value

11,551,600

9,964,600

Non-capital loss carryforwards

  Canada

2,837,300

2,499,700

  Spain

4,351,400

2,971,700

Share issue costs

1,314,400

233,100

Total future tax assets

20,054,700

15,669,100

Valuation allowance for future tax assets

(20,054,700)

(15,669,100)

Net future tax assets

                 —

                  —

The Company has available $12,432,500 (2002 – $8,490,700) of net operating tax loss carryforwards reported from its Spanish operations and incurred from 1998 to 2003 that expire 15 years after the date incurred. In addition, the Company has $7,350,600 (2002 – $7,935,500) of net operating tax loss carryforwards reported from its Canadian operations and incurred from 1998 to 2002 that expire seven years after the date incurred.

Due to the uncertainty regarding the ultimate utilization of the net operating loss carryforwards and other tax assets, the Company has recorded a valuation allowance for the full amount of the future tax assets.

The reconciliation of income tax attributable to operations computed at the statutory tax rates to income tax expense (recovery) is as follows:

2003

2002

2001

$

$

$

Income taxes at statutory rates

1,324,900

3,743,200

(1,433,800)

Expenses deductible for accounting, not for tax

          —

            —

678,300

Utilization of prior year losses not benefited

     —

(212,800)

          —

Change in net future tax assets

  valuation allowance, including exchange

  rate effect

(233,500)

(3,209,500)

911,700

Foreign tax rate differentials

(73,100)

(5,100)

31,400

Share issuance costs deductible for tax purposes

(1,018,300)

(315,800)

(187,600)

—

          —

         —

14. DERIVATIVE FINANCIAL INSTRUMENTS

The return on the Company's investments will depend on fluctuations in gold and other commodity prices, exchange rates and on the put/call program and other hedging transactions arranged by the Company as part of its debt financing arrangements to mitigate these risks.

On October 26, 2000, the Company settled all its then existing put and call options on gold and contracted a new gold put/call structure to partially cover market and exchange rate risks for the period of the new credit agreement with Deutsche Bank (refer to note 9), consisting of 173,633 gold puts and 115,811 gold calls denominated in U.S. dollars per ounce and 434,593 gold puts and 291,632 gold calls denominated in Euros per ounce, all of them with maturities between December 2000 and December 2006. The net premium allocated to this structure amounted to €5,518,300 (approximately $5.2 million at the exchange rate prevailing at that time).

Also, on June 26, 2001, the Company entered into an additional hedging contract consisting of the forward sale of 14,255 ounces of gold in the period 2002–2006 at $300.98 per ounce.

In May 2002, the Company purchased 58,244 call options with the same term to maturity and exercise price as the $365/oz call options that had been written and sold on October 26, 2000. Coincident with the purchase of those call options, the Company terminated the hedging relationship of the written call options denominated in U.S. dollars. The fair value of the purchased call options on the date of purchase was $1,090,700. This amount was recorded in Other assets and Other current assets depending on its maturity. As at December 31, 2003 and 2002, the increase in the fair value of the purchased call options was equal to the decrease in the fair value of the written call options, therefore, resulting in no impact on net income.

In February 2003, the Company purchased 82,736 call options with the same term to maturity and exercise price as some of the €405/oz call options that had been written and sold on October 26, 2000. Coincident with the purchase of those call options, the Company terminated the hedging relationship of a portion of the written call options denominated in Euros. The fair value of the purchased call options on the date of purchase was $2,028,500. This amount was recorded in Other assets and Other current assets depending on its maturity. As at December 31, 2003 and 2002, the increase in the fair value of the purchased call options was equal to the decrease in the fair value of the written call options, therefore, resulting in no impact on net income.

In March 2004, the Company has entered into copper and Euro/U.S. dollar forwards in respect of the credit agreement with Investec/Macquarie for the development of the Aguablanca project (refer to notes 6 and 9).

The detail of the transactions relating to the structure entered into in 2000, forwards entered into in 2001 and purchased calls entered into in 2002 and 2003, outstanding as at December 31, 2003 and 2002, is as follows:

Transaction

Term

Total ounces

Exercise price/ounce

December 31, 2003

  Purchase of put options

2004–2006

53,954

$280

  Purchase of put options

2004–2006

200,256

€300

  Sale of call options

2004–2006

43,512

$365

  Purchase of call options

2004–2006

43,512

$365

  Sale of call options

2004–2006

148,074

€405

  Purchase of call options

2005–2006

82,736

€405

  Forwards

2004–2006

12,431

         $300.98

December 31, 2002

  Purchase of put options

2003–2006

76,540

$280

  Purchase of put options

2003–2006

270,902

€300

  Sale of call options

2003–2006

58,244

$365

  Purchase of call options

2003–2006

58,244

$365

  Sale of call options

2003–2006

194,154

€405

  Forwards

2003–2006

13,647

$300.98

During 2003 and 2002, the detail of gold options and forwards that have matured is as follows (except options matured “out of the money”):

Total

Exercise

Maturity date

ounces

price/ounce

Spot price/ounce

Year 2003

  Forwards April 2003

608

$300.98

$336.75

  Forwards October 2003

608

$300.98

$386.25

  Calls sold December 2003

7,366

$365

$416.25

  Calls purchased December 2003

7,366

$365

$416.25

Year 2002

  Forwards October 2002

608

$300.98

$316.90

As at December 31, 2003, the detail of the net premium is as follows (refer to notes 8 and 10):

Translation

adjustment

Charged

Premium

due to

December 31,

to

on purchased

currency

December 31,

2002

expenses

Transfers

call options

exchange

2003

$

$

$

$

$

$

Other current assets

1,390,300

(1,282,100)

1,873,400

—

353,100

2,334,700

Other assets

4,071,500

—

820,900

2,028,500

1,164,600

8,085,500

Accounts payable and

  accrued liabilities

(201,400)

—

(1,064,000)

—

(165,400)

(1,430,800)

Other long-term

  liabilities

(1,151,100)

—

(1,630,300)

—

(425,600)

(3,207,000)

4,109,300

(1,282,100)

—

2,028,500

926,700

5,782,400

As at December 31, 2002, the detail of the net premium is as follows (refer to notes 8 and 10):

Translation

adjustment

Charged

Premium

due to

December 31,

to

on purchased

currency

December 31,

2001

expenses

Transfers

call options

exchange

2002

$

$

$

$

$

$

Other current assets

1,096,300

(1,175,600)

996,900

275,900

196,800

1,390,300

Other assets

2,436,200

—

355,600

814,800

464,900

4,071,500

Accounts payable and

  accrued liabilities

—

—

(201,400)

—

—

(201,400)

Other long-term

  liabilities

—

—

(1,151,100)

—

—

(1,151,100)

3,532,500

(1,175,600)

—

1,090,700

661,700

4,109,300

In order to minimize the effect of exchange rate fluctuations, the Company entered into various foreign exchange contracts, all of which matured in February 2002. These contracts impacted the proceeds of gold sales and were recognized at the time of such sales.

The Company recorded losses of $300,100 in 2002 with respect to its foreign exchange contracts, which are included as Gold sales in the consolidated statements of operations and deficit. The loss represents the difference between the spot price of the foreign currency at the date of closing out the contract, as compared to the contracted foreign exchange rate.

Fair value of derivative financial instruments

Fair value represents the amount at which financial instruments could be exchanged in an arm's length transaction between willing parties under no compulsion to act and is best evidenced by a quoted market price.

The calculation of fair values is based on market conditions at a specific point in time and may not be reflective of future fair values.

The following table presents the fair value of derivative financial instruments at December 31, 2003:

Fair value

over (under)

Book value

Fair value

book value

$

$

$

Purchased put options ($280/ounce)

1,266,300

46,200

(1,220,100)

Purchased put options (€300/ounce)

4,384,300

2,304,700

(2,079,600)

Written call options ($365/ounce)

(2,328,800)

(3,022,100)

(693,300)

Purchased call options ($365/ounce)

3,022,100

3,022,100

—

Written call options (€405/ounce)

(2,177,100)

(2,018,900)

158,200

Purchased call options (€405/ounce)

1,615,600

1,615,600

—

Forwards ($300.98/ounce)

—

(1,549,700)

(1,549,700)

Total value

5,782,400

397,900

(5,384,500)

The following table presents the fair value of derivative financial instruments at December 31, 2002:

Fair value

over (under)

Book value

Fair value

book value

$

$

$

Purchased put options ($280/ounce)

1,491,600

245,800

(1,245,800)

Purchased put options (€300/ounce)

4,924,600

2,352,100

(2,572,500)

Written call options ($365/ounce)

(581,800)

(1,352,500)

(770,700)

Purchased call options ($365/ounce)

1,352,500

1,352,500

—

Written call options (€405/ounce)

(3,077,600)

(2,179,400)

898,200

Forwards ($300.98/ounce)

—

(751,500)

(751,500)

Total value

4,109,300

(333,000)

(4,442,300)

15. SEGMENT INFORMATION

The Company is engaged in the exploration and development of mineral properties. Until December 31, 2002, all operations were considered in a single operating segment. With the commencement of the development of the Aguablanca nickel project, the Company identified two main operating segments for purposes of internal reporting: gold operations and nickel operations. An additional corporate segment is also considered for purposes of reporting.

Statement of Operations

Years ended December 31,

($000)

Gold

Nickel

Corporate

Consolidated

2003

2002

2001

2003

2002

2001

2003

2002

2001

2003

2002

2001

OPERATING REVENUES

Gold sales

60,818

55,506

33,922

—

—

—

—

—

—

60,818

55,506

33,922

Other operating revenues

—

—

34

—

—

—

—

—

—

—

—

34

60,818

55,506

33,956

—

—

—

—

—

—

60,818

55,506

33,956

OPERATING EXPENSES

Deferred stripping and other

  mining expenses

(28,981)

(20,566)

(13,947)

(27)

—

—

—

—

—

(29,008)

(20,566)

(13,947)

Plant expenses

(12,325)

(9,146)

(7,996)

—

—

—

—

—

—

(12,325)

(9,146)

(7,996)

Smelting, refining and

  transportation

(2,001)

(3,599)

(4,720)

—

—

—

—

—

—

(2,001)

(3,599)

(4,720)

Sale of by-products

1,461

2,639

2,521

—

—

—

—

—

—

1,461

2,639

2,521

Depreciation and amortization

  expenses

(9,028)

(9,165)

(5,135)

(80)

(16)

—

(1)

—

(7)

(9,109)

(9,181)

(5,142)

Exploration costs

(4,325)

(736)

(580)

(1,755)

(2,002)

(1,763)

—

—

—

(6,080)

(2,738)

(2,343)

Administrative and corporate

  expenses

(2,500)

(1,794)

(929)

(274)

—

—

(1,777)

(1,789)

(774)

(4,551)

(3,583)

(1,703)

Other income (expense)

(675)

(1,171)

(141)

(92)

(135)

141

2

(1)

—

(765)

(1,307)

(0)

(58,374)

(43,538)

(30,927)

(2,228)

(2,153)

(1,622)

(1,776)

(1,790)

(781)

(62,378)

(47,481)

(33,330)

Operating earnings (loss)

2,444

11,968

3,029

(2,228)

(2,153)

(1,622)

(1,776)

(1,790)

(781)

(1,560)

8,025

626

FINANCIAL REVENUES AND EXPENSES

Interest income

53

62

31

166

25

—

233

16

—

452

103

31

Foreign currency exchange

  gain (loss)

1,658

3,079

(1,209)

800

715

108

4,135

17

(4)

6,593

3,811

(1,105)

Interest expense and

  amortization of financing fees

(1,628)

(1,978)

(3,182)

(117)

(146)

(80)

(2)

(117)

(4)

(1,747)

(2,241)

(3,266)

83

1,163

(4,360)

849

594

28

4,366

(84)

(8)

5,298

1,673

(4,340)

Income (loss) before income tax

2,527

13,131

(1,331)

(1,379)

(1,559)

(1,594)

2,590

(1,874)

(789)

3,738

9,698

(3,714)

Provision for income tax

—

—

—

—

—

—

—

—

—

—

—

—

Net income (loss) before

  non-controlling interest

2,527

13,131

(1,331)

(1,379)

(1,559)

(1,594)

2,590

(1,874)

(789)

3,738

9,698

(3,714)

Non-controlling interest

82

—

—

—

—

—

—

—

—

82

—

—

Net income (loss)

2,609

13,131

(1,331)

(1,379)

(1,559)

(1,594)

2,590

(1,874)

(789)

3,820

9,698

(3,714)

Balance Sheet

As at December 31,

($000)

Gold

Nickel

Corporate

Consolidated

2003

2002

2003

2002

2003

2002

2003

2002

ASSETS

Current

Cash and cash equivalents

7,303

4,564

5,434

3,077

20,125

96

32,862

7,737

Restricted cash

1,027

288

278

—

—

—

1,305

288

Inventories and stockpiled ore

9,606

8,596

—

10

—

—

9,606

8,606

Accounts receivable and

  other current assets

7,749

6,194

5,210

1,928

74

6

13,033

8,128

Total current assets

25,685

19,642

10,922

5,015

20,199

102

56,806

24,759

Mineral properties, net

35,068

21,457

41,025

6,255

—

1

76,093

27,713

Deferred stripping costs, net

15,989

27,805

—

—

—

—

15,989

27,805

Other assets

9,239

5,807

3,862

157

16

—

13,117

5,964

85,981

74,711

55,809

11,427

20,215

103

162,005

86,241

LIABILITIES AND SHAREHOLDERS' EQUITY

Current

Short-term bank indebtedness

  and accrued interest and

  current portion of long-term debt

5,009

4,073

2,923

128

—

—

7,932

4,201

Accounts payable and

  accrued liabilities

10,648

7,800

8,447

3,617

77

73

19,172

11,490

Total current liabilities

15,657

11,873

11,370

3,745

77

73

27,104

15,691

Other long-term liabilities

6,570

3,493

517

472

—

—

7,087

3,965

Long-term debt

5,648

12,699

1,058

894

—

—

6,706

13,593

Total liabilities

27,875

28,065

12,945

5,111

77

73

40,897

33,249

Non-controlling interest

54

—

—

—

—

—

54

—

Shareholders' equity and

  intercompany debt

58,052

46,646

42,864

6,316

20,138

30

121,054

52,992

85,981

74,711

55,809

11,427

20,215

103

162,005

86,241

Supplemental information

Expenditures on mineral properties

10,042

4,509

28,795

1,249

—

—

38,837

5,758

Acquisition of EMC

3,676

—

—

—

—

—

3,676

—

All Operating revenues have been obtained through the wholly owned subsidiary RNGM, S.A. by its Spanish operations.

16. SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's consolidated financial statements are prepared in accordance with Canadian GAAP, which differ in some respects from U.S. GAAP, as described below.

(a) Derivative financial instruments

The Company uses option and forward contracts to manage exposure to fluctuations in metal prices and foreign currency exchange rates.

Under Canadian GAAP, gains and losses on these contracts are accounted for as a component of the related hedged transaction. For periods up to and including December 31, 2000, gains and losses on these contracts were also accounted for as a component of the related hedged transaction under U.S. GAAP.

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. FAS 133 requires a company to recognize all of its derivative instruments, whether designated in hedging relationships or not, on the balance sheet at fair value. The accounting for changes in the fair value (i.e. gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship. FAS 133 establishes certain criteria to be met in order to designate a derivative instrument as a hedge and to deem a hedge as effective.

The Company has not implemented a new treasury management system that complies with the new documentation requirements for hedge accounting under FAS 133. As a result, for the three years ended December 31, 2003, the Company's derivative portfolio is not eligible for hedge accounting despite the fact that management considers its portfolio to be an effective risk management tool and an economic hedge of its future gold sales.

Accordingly, for purposes of reconciling to U.S. GAAP, the Company recorded a charge to income of $744,900 in the year ended December 31, 2003 (2002 – $2,957,000; 2001 – $2,354,700). These charges to income represent the change in fair value of the Company’s remaining derivative financial instruments between the beginning and the end of the year. For periods prior to and including December 31, 2000, this amount would have been deferred and recorded as a component of the related hedged transaction under U.S. GAAP.

Upon adoption of FAS 133, the Company recorded a net cumulative adjustment to other comprehensive loss of $3,957,200 as at January 1, 2001. This adjustment includes an amount that represents the negative fair value of the purchased put and written call options outstanding as at January 1, 2001, of $657,200. Of this amount, $197,300 and $36,400 were charged to income and $1,563,000 was credited to income during 2003, 2002 and 2001, respectively, and the remaining unrealized gain of $672,100 will reverse through income from 2004 to 2006. In addition, the net cumulative adjustment to other comprehensive loss includes a separately recorded deferred gain on settlement of a past put and call option structure of $4,614,400. Of this amount, $2,307,200 was credited to income during each of 2002 and 2001. The Company’s derivative financial instruments were limited to purchase put and written call options on future gold sales. These derivative financial instruments were designated in a hedging relationship that addressed the cash flow exposure of forecasted gold sales, therefore, the transition adjustment has been recorded as a cumulative adjustment to other comprehensive loss.

(b)

Stock-based compensation

In accordance with Statement of Financial Accounting Standards No. 123 and No. 148 and Financial Accounting Standards Board Interpretation No. 44, the re-priced stock options (refer to note 12) are accounted for as a variable award from the date of re-pricing to the date the options are exercised, forfeited or expired. For purposes of reconciling to U.S. GAAP, additional compensation expense recorded in this respect in 2003 amounted to $3,034,000 (2002 – $256,600; 2001 – nil). During 2003, 592,000 of these stock options were exercised into common shares, being the additional compensation expense that had been recorded in their respect of $56,300. This amount has been transferred from Stock options to Common shares for purposes of reconciling to U.S. GAAP.

(c)

Comprehensive income

U.S. GAAP requires the disclosure of all components of comprehensive income. Comprehensive income is defined as the change in shareholders' equity of a business enterprise during a period resulting from transactions and other events and circumstances arising from non-owner sources.

As noted in the table below, the Company recorded cumulative translation adjustments (“CTA”) in comprehensive income. CTA arises from the translation of the accounts of its Spanish subsidiaries for which the functional currency is the Euro to the Company's reporting currency of U.S. dollars. In addition, the Company recorded a cumulative adjustment to comprehensive income at January 1, 2001, for the change in derivative financial instrument accounting.

(d)

Asset retirement obligations

In accordance with Statement of Financial Accounting Standard No. 143 (“FAS 143”) the Company adopted “Accounting for Asset Retirement Obligations” as of January 1, 2003. This standard requires that the fair value of liabilities for asset retirement obligations be recognized in the period in which they are incurred. A corresponding increase to the carrying amount of the related asset is generally recorded and depreciated over the life of the asset. The amount of the liability is subject to re-measurement at each reporting period. Over time, the liability is increased to reflect an interest element (accretion expense) considered in its initial measurement at fair value, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, the Company will record a gain or loss if the actual cost incurred is different than the liability recorded. This differs from the prior practice which involved accruing for the estimated reclamation and closure liability through annual charges to earnings over the estimated life of the mine.

For purposes of reconciling to U.S. GAAP, on adoption of FAS No. 143 as at January 1, 2003, the Company has recorded an increase in Mineral properties and their depreciation and amortization of $2,172,700 and $1,360,900, respectively, an increase in Other long-term liabilities of $839,600, and an increase in Cumulative foreign exchange translation adjustment and Deficit of $50,900 and $78,700, respectively.

As at December 31, 2003, the Company has recorded an increase in Mineral properties and their depreciation and amortization of $2,616,800 and $2,232,100, respectively, an increase in Other long-term liabilities of $80,800, and a reduction in Cumulative foreign exchange translation adjustment and Deficit of $80,500 and $223,400, respectively. The variation in Deficit during 2003 corresponds to an increase in Depreciation and amortization expenses and a reduction in Deferred stripping and other mining expenses of $531,100 and $833,200, respectively, for purposes of reconciling to U.S. GAAP.

(e)

The following tables presents net income (loss), comprehensive income (loss) and income (loss) per common share information following U.S. GAAP:

2003

2002

2001

$

$

$

Net income (loss) under Canadian GAAP

3,819,700

9,697,500

(3,714,500)

Adjustments

Derivative financial instruments (section (a))

(744,900)

(2,957,000)

(2,354,700)

Stock-based compensation (section (b))

(3,034,000)

(256,600)

—

Asset retirement obligations (section (d))

302,100

—

—

342,900

6,483,900

(6,069,200)

Cumulative adjustment at January 1, 2003,

on adoption of FAS No. 143 (section (d))

(78,700)

—

—

Net income (loss) under U.S. GAAP

264,200

6,483,900

(6,069,200)

Other comprehensive income (loss)

Foreign currency translation

12,541,400

6,766,100

(1,831,000)

Cumulative adjustment at January 1, 2001,

for the change in derivative financial

instrument accounting (section (a))

—

—

3,957,200

Derivative financial instruments realized

in net income (loss) (section (a))

(197,300)

(2,343,600)

(744,200)

12,344,100

4,422,500

1,382,000

Comprehensive income (loss) under U.S. GAAP

12,608,300

10,906,400

(4,687,200)

Income (loss) per common share under U.S. GAAP

  before cumulative adjustments

  Basic

0.00

0.09

(0.07)

  Diluted

0.00

0.09

(0.07)

Income (loss) per common share under U.S. GAAP

  Basic

0.00

0.09

(0.07)

  Diluted

0.00

0.08

(0.07)

(f)

The following tables indicate the significant items in the consolidated balance sheets as at December 31, 2003 and 2002 that would have been affected had the consolidated financial statements been prepared under U.S. GAAP:

December 31, 2003

Derivative

Foreign

Asset

financial

Stock-based

currency

retirement

Canadian

instruments

compensation

translation

obligations

U.S.

GAAP

(a)

(b)

(c)

(d)

GAAP

$

$

$

$

$

$

Other current assets

3,505,100

(918,800)

—

—

2,586,300

Mineral properties, net

76,093,700

—

—

—

384,700

76,478,400

Other assets

13,117,400

(2,916,200)

—

—

10,201,200

Accounts payable and

  accrued liabilities

(19,172,200)

(142,200)

—

—

(19,314,400)

Other long-term liabilities

(7,086,500)

(1,407,300)

—

—

(80,800)

(8,574,600)

Employee stock options

—

—

(3,234,300)

—

—

(3,234,300)

Common shares

(136,040,500)

—

(56,300)

—

—

(136,096,800)

Deficit

25,530,500

6,056,600

3,290,600

—

(223,400)

34,654,300

Accumulated other

  comprehensive (income) loss

—

(672,100)

—

(5,191,800)

—

(5,863,900)

Cumulative foreign exchange

  translation adjustment

(5,111,300)

—

—

5,191,800

(80,500)

—

December 31, 2002

Derivative

Foreign

financial

Stock-based

currency

Canadian

instruments

compensation

translation

U.S.

GAAP

(a)

(b)

(c)

GAAP

$

$

$

$

$

Other current assets

2,413,800

(1,113,400)

—

—

1,300,400

Other assets

5,963,700

(2,577,400)

—

—

3,386,300

Accounts payable and accrued liabilities

(11,489,900)

(58,800)

—

—

(11,548,700)

Other long-term liabilities

(3,965,100)

(692,700)

—

—

(4,657,800)

Employee stock options

—

—

(256,600)

—

(256,600)

Deficit

29,350,200

5,311,700

256,600

—

34,918,500

Accumulated other comprehensive

  (income) loss

—

(869,400)

—

7,349,600

6,480,200

Cumulative foreign exchange

  translation adjustment

7,349,600

—

—

(7,349,600)

—

(g)

There would be no differences in total cash provided by or used in operating, investing or financing cash flows in the consolidated statement of cash flows for each of the years in the three-year period ended December 31, 2003, under U.S. GAAP.

(h)

Stock-based compensation disclosure

Until the issue of Section 3870 of the CICA Handbook dated November 13, 2001, which establishes standards for the recognition, measurement and disclosure of stock-based compensation, the Company did not recognize, in income, the cost of stock-based compensation under Canadian GAAP. Therefore, as at December 31, 2001, the Company did not record any compensation cost in connection with its stock option plans (refer to note 12). Effective January 1, 2002, under Canadian GAAP the Company adopted without restatement of the prior-period comparative financial statements, the new CICA accounting standards for Stock-based Compensation and Other Stock-based Payments and has elected to continue accounting for employee stock options using the intrinsic value method.

For purposes of the pro forma disclosures required by FAS 123 under U.S. GAAP, assumptions applied in the calculation of the fair value of each option granted and total pro forma fair value of options granted in each of the years in the three-year period ended December 31, 2003, and the cost of stock-based compensation for the years ended December 31, 2003, 2002 and 2001, is disclosed in note 12.

The resulting pro forma net income (loss) and net income (loss) per share is as follows:

2003

2002

2001

$

$

$

Pro forma net income (loss) attributable to

  common shareholders

(650,800)

6,269,000

(6,533,400)

Pro forma net income (loss) per common share

  Basic

(0.01)

0.09

(0.10)

  Diluted

(0.01)

0.08

(0.10)

(i)

Asset retirement obligations

For purposes of the disclosures required by FAS 143, the effect on Net income (loss) for years 2001 and 2002 assuming that this statement was in effect as at January 1, 2001, is a reduction in Deferred stripping and other mining expenses of $228,800 and $763,800, respectively, and an increase in Depreciation and amortization expenses of $259,600 and $382,000, respectively.

The resulting pro forma net income (loss) and net income (loss) per share for years 2002 and 2001 is as follows:

2002

2001

$

$

Pro forma net income (loss) attributable to

  common shareholders

6,865,700

(6,100,300)

Pro forma net income (loss) per common share

  Basic

0.10

(0.09)

  Diluted

0.09

(0.09)

Had FAS 143 been in effect as at January 1, 2001, the amount of the liability recorded as at December 31, 2003, 2002 and 2001 for purposes of U.S. GAAP would have amounted to $2,539,100, $2,090,000 and $2,009,700, respectively.

(j)

New accounting standards

Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards which have not yet been adopted due to delayed effective dates.

Canadian GAAP standards

In 2003, the CICA issued Handbook Section 3110, “Asset Retirement Obligations,” which establishes standards for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the related asset retirement costs. This new Section is effective for the Company’s 2004 fiscal year and harmonizes Canadian requirements with existing U.S. GAAP. The adoption of this Section on January 1, 2004 is expected to result in the cumulative effect of an accounting change of $0.2 million being recognized as a charge to opening retained earnings, the recognition of an additional liability of $0.1 million, the recognition of a fixed asset of $0.4 million, the recognition of a cumulative foreign exchange adjustment of $0.1 million and the recognition of a future tax asset and a valuation allowance of $0.1 million.

In September 2003, the CICA amended Section 3870, “Stock-based Compensation and Other Stock-based Payments,” to require that all transactions whereby goods and services are received in exchange for stock-based compensation and other payments, result in expenses that should be recognized in the financial statements, and that this requirement would be applicable for financial periods beginning on or after January 1, 2004. The effect of the proposed amendment is to require the recognition of expenses for employee stock-based compensation transactions. The amended Section 3870 provided three alternatives for adopting the amendment; the Company has elected to retroactively adopt the amendment, with restatement of prior periods, effective January 1, 2004 for all employee stock options granted or modified by the Company since inception of the employee stock option plans in July 1994. The impact of this change for December 31, 2003 will be a decrease in Net income (loss) of $915,000 (2002 – $214,900; 2001 – $464,200). The effect as at January 1, 2004 is an increase to Common shares, Deficit and Employee stock options of $4,570,000, $10,793,200 and $6,223,200, respectively.

In 2003, the CICA issued Accounting Guideline AcG-15, “Consolidation of Variable Interest Entities,” to provide guidance for applying the principles in Handbook Section 1590, “Subsidiaries”, to certain entities. Although the CICA is contemplating amendments to the Guideline, it is expected to be effective for the Company’s 2005 fiscal year. The Company will review AcG-15, the impact of the Guideline, if any, on the Company’s consolidated financial statements when the CICA issues the amended Guideline.

In 2003, the CICA finalized amendments to Accounting Guideline AcG-13, “Hedging Relationships” that clarified certain of the requirements in AcG-13 and provided additional application guidance. AcG-13 is applicable for the Company’s 2004 fiscal year. As a result of AcG-13, the Company will mark to market its derivative financial instruments beginning January 1, 2004.

U.S. GAAP standards

In 2003, the FASB amended Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46R”). FIN 46R requires that a variable interest entity (“VIE”) be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities and/or is entitled to receive a majority of the VIE’s residual returns. For the Company, the requirements of FIN 46R apply to VIEs created after January 31, 2003. For VIEs created before January 31, 2003, the requirements of FIN 46R apply as of December 31, 2004 for a VIE that does not meet the definition of a special-purpose entity (“SPE”) and as of January 1, 2004 for a VIE that is an SPE.

The Company has reviewed FIN 46R and has determined that there will not be any impact as a result of this pronouncement on the Company’s consolidated financial statements.

17. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2003, sales to the Company's two largest customers amounted to 72% and 28% of total gold sales revenues (2002 – 2 customers for 60% and 40%; 2001 – 2 customers for 62% and 38%).